Exhibit 4.3

THE BURLINGTON NORTHERN AND

SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k)

RETIREMENT PLAN

Restated to incorporate the First through Seventh Amendments

September 3, 2003

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

TABLE OF CONTENTS – Continued

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

TABLE OF CONTENTS - Continued

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

TABLE OF CONTENTS - Continued

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

TABLE OF CONTENTS - Continued

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

TABLE OF CONTENTS - Continued and Concluded

Section		Page

SUPPLEMENT A

A-1	Purpose	54
A-2	Eligible Employees	54
A-3	Employer Contributions	55
A-4	Special Provisions	56

SUPPLEMENT B

B-1	Purpose, Use of Terms	57
B-2	Distribution Restrictions	57

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THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

ARTICLE I - ESTABLISHMENT OF THE PLAN

1.1	Adoption and Amendment of Plan. The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan (hereinafter called the “Plan”) is maintained by The Burlington Northern and Santa Fe Railway Company (hereinafter called the “Company”) to provide benefits to eligible non-salaried employees of the Company and its Affiliated Companies, effective January 1, 1998. It is amended effective as of February 1, 2002, to convert the Plan into a stock bonus plan and to add an employee stock ownership plan (“ESOP”) feature to the Plan which is designed to invest primarily in employer securities.

1.2	Amendment of Predecessor Plans. Effective January 1, 1998, the Plan amends, replaces, and combines the following plans (hereinafter called “Predecessor Plans”):

(a)	The plan formerly known as The Atchison, Topeka and Santa Fe Railway Company Brotherhood of Maintenance of Way Employees 401(k) Retirement Plan and now known as The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan;

(b)	The Burlington Northern and Santa Fe Railway Company - Brotherhood of Locomotive Engineers 401(k) Retirement Plan; and

(c)	The Burlington Northern and Santa Fe Railway Company 401(k) Retirement Savings Plan.

The benefits with respect to each person who is a Participant on and after January 1, 1998, shall be determined under the Plan. The benefits of each other participant or former participant in the Predecessor Plans who does not become a Participant on and after January 1, 1998, shall be determined under the provisions of the Predecessor Plan in which he was a participant in effect at the time of his termination of employment, and such benefits shall be payable under the Plan. As of January 1, 1998, the Plan has been adopted by all Affiliated Companies which had adopted a Predecessor Plan.

1.3	Assumption of Assets and Liabilities of Predecessor Plans. Effective January 1, 1998, all assets and liabilities of the Predecessor Plans shall be assumed by the Plan.

1.4	Internal Revenue Service Approval. The Plan and the Trust established under the Plan are adopted subject to the approval of the Internal Revenue Service. The Company may make any changes in the Plan necessary to obtain Internal Revenue Service approval.

ARTICLE 2 - DEFINITIONS

When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context.

2.1	“Accounts” shall mean a Participant’s Deferred Contributions Account, Employer Contributions Account, Vested Employer Contributions Earnings Account, Participant Contributions Account, Rollover Account, Trustee Transfer Account and Catch-up Contributions Account, if any.

2.2	“Actual Contribution Rate” means, for each Employee, the ratio (calculated to the nearest one-hundredth of one percent) of:

(a)	Employer Contributions and Participant Contributions actually payable to the Trustee for a Plan Year, plus Deferred Contributions treated by the Plan Administrator as Employer Contributions pursuant to the recharacterization provisions of Treasury Regulation Section 1.401(k)-1(f)(3) or any successor provisions, to;

(b)	The amount of his compensation (within the meaning of Treasury Regulation Section 1.415-2(d)(2), and excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code, provided, however, that compensation in excess of $150,000 ($200,000, effective January 1, 2002), as adjusted pursuant to cost-of-living adjustments made by the Secretary of the Treasury or his delegate, shall be disregarded) for such Plan Year.

2.3	“Actual Deferral Rate” means, for each Employee, the ratio (calculated to the nearest one-hundredth of one percent) of:

(a)	Deferred Contributions made on his behalf for a Plan Year, less Deferred Contributions treated by the Plan Administrator as Employer Contributions pursuant to the recharacterization provisions of Treasury Regulation Section 1.401(k)-1(f)(3) or any successor provisions, to;

(b)	The amount of his compensation (within the meaning of Treasury Regulation Section 1.415-2(d)(2), and excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code, provided, however, that compensation in excess of $150,000 ($200,000, effective January 1, 2002), as adjusted pursuant to cost-of-living adjustments made by the Secretary of the Treasury or his delegate, shall be disregarded) for such Plan Year.

2.4	“Affiliated Company” shall mean every corporation (including the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company. “Affiliated Company” shall also mean any trade or business under common control with an Affiliated Company within the meaning of Section 414(c) of the Code. For purposes of Section 4.16, the modification of Sections 414(b) and 414(c) of the Code by Section 415(b) of the Code is incorporated.

2.5	“Aggregate Limit” means the greater of:

(a)	the sum of:

(1)	1.25 times the greater of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year; and

(2)	two (2) percentage points plus the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year. In no event, however, shall this amount exceed twice the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year; or

(b)	the sum of

(1)	1.25 times the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year; and

(2)	two (2) percentage points plus the greater of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year. In no event, however, shall this amount exceed twice the lesser of (i) the average of the Actual Deferral Rate for each Employee who is not a Highly Compensated Employee for the Plan Year, or (ii) the average of the Actual Contribution Rate for each Employee who is not a Highly Compensated Employee for the Plan Year.

For any Plan Year beginning after December 31, 1998, for which the Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section

401(k)(3)(A)(1) of the Code is satisfied, the Employer may elect when calculating the Aggregate Limit to exclude those Employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

2.6	“Beneficiary” shall mean any individual, trust or other recipient named by a Participant to receive benefits payable hereunder upon his death, or the Spouse, children or estate of the Participant, all as provided in Section 8.2 hereof.

2.7	“Catch-up Contributions” shall mean any amounts contributed to the Plan by an Employer on behalf of a Participant for a Plan Year pursuant to an election by a Participant to have his Compensation reduced pursuant to Section 4.2 which exceed the lowest of the following three amounts for such Plan Year:

(i)	the Maximum Deferral Rate multiplied by the Participant’s Compensation;

(ii)	the percentage limitation on Deferred Contributions described in the first paragraph of Section 4.2 multiplied by the Participant’s Compensation, or

(iii)	a limit contained in the Code on elective deferrals or annual additions permitted to be made under the Plan (without regard to Section 414(v) of the Code),

provided, however, that the amount of Catch-up Contributions added to the account of any Participant for a Plan Year under this Plan or under any similar provision of any other plan maintained by the Company or an Affiliated Company may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code. The determination as to whether the Contributions made on behalf of a Participant exceed one of the limitations described in the preceding sentence shall be determined as of the last day of such Plan Year, and any portion of such Contributions determined to be Catch-up Contributions shall be allocated to the Participant’s Catch-up Contributions Account as of the last day of such Plan Year. Contributions made on behalf of a Participant pursuant to the last paragraph of Section 4.2 which do not exceed one of the limitations described in the first sentence of this Section shall be treated as Deferred Contributions. Catch-up Contributions shall not be taken into account in applying the limits described in Sections 4.10, 4.16, 4.17 or Article 14 of the Plan or any other limit set forth in Section 414(v)(3) of the Code.

2.8	“Catch-up Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to Catch-up Contributions made and allocated on his behalf hereunder. A Participant shall be fully vested in his Catch-up Contributions Account at all times.

2.9	“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.10	“Company” shall mean The Burlington Northern and Santa Fe Railway Company.

2.11	“Compensation” shall mean the total of salary, wages and other amounts received for personal services rendered as an eligible Employee while covered by the Plan (excluding, except to the extent otherwise provided in an applicable collective bargaining agreement with respect to employees covered thereby, bonuses, cost of living payments, compensation for services on the basis of a percentage of profits, severance benefits, unused vacation pay, business expense reimbursements, relocation benefits, any income realized for federal tax purposes as a result of group life insurance or other employee benefit plans, the grant of stock or the grant or exercise of an option to acquire stock, payments made under any long-term disability plan paid to a Participant by a Participating Company, disciplinary or judicially ordered back pay awards and payments in settlement of personal injuries); but including any deferrals made under this Plan, any contributions made to a cafeteria plan which meets the requirements of Section 125 of the Code and any cost-sharing contributions to a welfare benefit made plan pursuant to a collective bargaining agreement. Notwithstanding anything in this section to the contrary, the amount deemed to be “Compensation” with respect to any particular Participant shall not in any event exceed $200,000 during any Plan Year. The $200,000 limitation is subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

2.12	“Contribution Dollar Limit” shall mean the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed pursuant to Sections 402(g)(5) and 415(d) of the Code, provided that no such adjustment shall be taken into account hereunder before the Plan Year in which it becomes effective).

2.13	“Deferred Contributions” shall mean Contributions made on behalf of a Participant pursuant to his election pursuant to Section 4.2(a) hereof and his similar Contributions made under a Predecessor Plan.

2.14	“Deferred Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to his Deferred Contributions.

2.15	“Employee” shall mean any person establishing seniority under a collective bargaining agreement which provides for participation in this Plan by employees covered by such collective bargaining agreement, including any person previously so covered who has been transferred on other than a permanent basis to a position with the Participating Companies not otherwise so covered. Supplement A hereto lists the collective bargaining agreements providing for coverage hereunder as of January 1, 1997. In no event shall a leased employee (as defined in Section 414(n)(2) of the Code), a non-resident alien or a person the Employer has categorized as an independent contractor be considered an Employee.

2.16	“Employer” shall mean a Participating Company, or any successor organization which shall assume the obligations of this Plan with respect to its Employees.

2.17	“Employer Contributions” shall mean Contributions made by the Employer to the Accounts of Participants pursuant to Section 4.5 hereof and the similar Contributions made by the Employers under a Predecessor Plan.

2.18	“Employer Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to Employer Contributions.

2.19	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.20	“ESOP” shall mean an employee stock ownership plan which is designed to invest primarily in employer securities as described in ERISA and the Code, which shall include the aggregate of the interest of each Participant’s Accounts in the Company Stock Fund.

2.21	“Highly Compensated Employee” shall mean an Employee who

(a)	at any time during the current Plan Year or the preceding Plan Year was a 5-percent owner (as defined in Section 416(i)(1) of the Code), or

(b)	during the preceding Plan Year had compensation (within the meaning of Treasury Regulation Section 1.415-2(d)(2), and excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code) from the Employer in excess of $80,000 (as adjusted from time to time in accordance with Section 414(q)(1) of the Code), and, if the Company elects the application of this clause for such preceding year, was in the group of the top 20% of employees when ranked on the basis of such compensation for such preceding year.

For purposes of this section,

(a)	a former Employee shall also be treated as a Highly Compensated Employee if such former Employee was a Highly Compensated Employee when such Employee terminated employment or such Employee was a Highly Compensated Employee at any time after attaining age 55, and

(b)	an Employee who performs no service for the Affiliated Companies during a Plan Year (for example, an employee who is on an authorized leave of absence throughout the Plan Year) shall be treated as having terminated employment in the Plan Year in which he last performed services for the Affiliated Companies.

2.22	“Hours of Service” shall mean:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company,

(b)

Up to 501 hours for any single continuous period during which the Employee performs no duties but is directly or indirectly paid or entitled to payment by an Affiliated Company (regardless of whether employment has terminated) due to vacation, holiday, illness, incapacity including disability, lay-off, jury duty, military duty or leave of absence; excluding, however, any period for which payment is made or due under this Plan or under a plan maintained solely for the purposes of complying with workmen’s compensation or unemployment compensation or disability insurance laws, or solely to reimburse the Employee for medical or medically-related expenses. An Employee shall be deemed to be directly or indirectly paid, or entitled to payment by an Affiliated Company regardless of whether such payment is (i) made by or due from the Affiliated Company directly or (ii) made indirectly through a trust fund, insurer or other entity to which the Affiliated Company contributes or pays premiums, and

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Company, without duplication of hours provided above, and subject to the 501-hour restriction for a period described in the foregoing subparagraph (b).

For any month in which an Employee has been so compensated or is on an authorized leave of absence under an Affiliated Company’s standard personnel practices for at least one hour, he shall be deemed to be compensated for a minimum of 190 hours. The foregoing provisions shall be administered in accordance with Department of Labor Regulation Section 2530.200B-2. In addition, an applicable collective bargaining agreement may provide for the taking into account of prior or predecessor service as service with a Participating Company for employees covered thereby.

2.23	“Maximum Contribution Rate” means, for each Plan Year, the average of the Actual Contribution Rates for all Highly Compensated Employees which either:

(a)	is not greater than the product of 1.25 and the average of the Actual Contribution Rates for all Employees who are eligible to have Employer Contributions made on their behalf and who are not Highly Compensated Employees for the Plan Year; or

(b)	is not greater than the lesser of:

(1)	the sum of the average of the Actual Contribution Rates for all Employees who are eligible to have Employer Contributions made on their behalf and who are not Highly Compensated Employees for such Plan Year, plus two (2) percentage points; and

(2)	the product of the average of the Actual Contribution Rates for all Employees who are eligible to have Employer Contributions made on their behalf and who are not Highly Compensated Employees for the Plan Year, and two (2).

For the purposes of this Section 2.23, the provisions of Section 401(m) of the Code and Treasury Regulations Section 1.401(m)-1 are incorporated herein by reference and supersede the provisions of this Section 2.23, except where elections have been made in this Section 2.23, in which case such elections will apply. For any Plan Year beginning after December 31, 1998, for which the Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section 401(k)(3)(A)(1) of the Code is satisfied, the Employer may elect when calculating the Maximum Contribution Rate to exclude those Employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

2.24	“Maximum Deferral Rate” means, for each Plan Year, the average of the Actual Deferral Rates for all Highly Compensated Employees which either:

(a)	is not greater than the product of 1.25 and the average of the Actual Deferral Rates for all Employees who are eligible to have Deferred Contributions made on their behalf and who are not Highly Compensated for the Plan Year; or

(b)	is not greater than the lesser of:

(1)	the sum of the average of the Actual Deferral Rates for all Employees who are eligible to have Deferred Contributions made on their behalf and who are not Highly Compensated Employees for such Plan Year, plus two (2) percentage points; and

(2)	the product of the average of the Actual Deferral Rates for all Employees who are eligible to have Deferred Contributions made on their behalf and who are not Highly Compensated Employees for the Plan Year, and two (2).

For the purposes of this Section 2.24, the provisions of Section 401(k)(3) of the Code and Treasury Regulations 1.401(k)-1(b) are incorporated herein by reference and supersede the provisions of this Section 2.24, except where elections have been made in this Section 2.24, in which case such elections will apply. For any Plan Year beginning after December 31, 1998, for which the Employer elects to apply the rules of Section 410(b)(4)(B) of the Code in determining whether Section 401(k)(3)(A)(1) of the Code is satisfied, the Employer may elect when calculating the Maximum Deferral Rate to exclude those Employees who are not Highly Compensated Employees and have not satisfied the minimum age and service requirements then in effect under Section 410(a)(1)(A) of the Code.

2.25	“Named Fiduciary” shall mean the Plan Administrator.

2.26	“Normal Retirement Date” shall mean a Participant’s 65th birthday.

2.27	“Participant” shall mean a Participant in a Predecessor Plan on December 31, 1996, and an Employee who meets the eligibility requirements set forth in Article 3 hereof and who has taken all of the steps required by said Article 3.

2.28	“Participant Contributions” shall mean Contributions made by Participants pursuant to Section 4.2(b) hereof and the similar Contributions made by Participants under a Predecessor Plan.

2.29	“Participant Contributions Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to his Participant Contributions.

2.30	“Participation Service” shall mean the earlier of

(a)	the completion of one year of continuous service with the Affiliated Companies, or

(b)	a 12-month period determined from the Employee’s Employment Commencement Date (or any subsequent 12-consecutive-month period beginning on the first anniversary of the Employee’s Employment Commencement Date and succeeding anniversaries thereof) during which the Employee has not less than 1000 Hours of Service;

provided that an applicable collective bargaining agreement may provide for a shorter period of Participation Service for Employees covered thereby. For purposes of this Section and Section 3.2, “Employment Commencement Date” shall mean the first date on which the Employee earns an Hour of Service, or if reemployed following a one-year break in service, the first date after such one-year break in service on which the Employee earns an Hour of Service.

2.31	“Participating Company” shall mean every corporation which is an Affiliated Company which has adopted this Plan pursuant to Article 13.

2.32	“Plan” shall mean The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan set forth in and by this document and all subsequent amendments thereto.

2.33	“Plan Administrator” shall mean the Employee Benefits Committee which shall be a committee of at least three persons appointed by the Chief Executive Officer of the Company to serve as Plan Administrator.

2.34	“Plan Year” shall mean the calendar year.

2.35	“Qualified Joint and Survivor Annuity” shall mean an annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is neither (i) less than one-half, nor (ii) greater than, the amount of the annuity payable for the joint lives of the Participant and his Spouse. For all purposes of the Plan, a person will be considered as a “Spouse” of a Participant as of any date only if the Participant and such person are married in a religious or civil ceremony recognized under the laws of the state where the marriage was contracted and the marriage remains legally effective.

2.36	“Rollover Account” shall mean a Participant’s interest in the Plan attributable to Rollover Contributions made on his behalf to the Plan or a Predecessor Plan.

2.37	“Spouse” shall mean, as of any date with respect to a Participant, any person who, as of such date, is married to the Participant pursuant to a religious or civil ceremony recognized under the laws of the state where the marriage was contracted and the marriage remains legally effective.

2.38	“Total Disability” shall mean a Participant’s permanent and total incapacity for engaging in any employment for a Participating Company for physical or mental reasons. Disability shall be deemed to exist only when a written application has been filed with the Company or its designee by or on behalf of a Participant and when such Participant is on a continuous medical leave of absence for a period of at least six months and such total disability is certified to the Company or its designee by a licensed physician approved by the Company or its designee.

2.39	“Trustee” shall mean the trustee under any trust agreement established between the Company and the Trustee for the purpose of implementing the Plan, or a legal reserve life insurance company organized or incorporated under the laws of any one of the United States of America and duly licensed in the jurisdiction specified in Section 13.12 whichever is applicable. Whenever the term Trustee in this Plan refers to a life insurance company, contributions shall be held and invested pursuant to a group annuity contract where required by law, and the insurer shall not be subject to the rules and requirements generally applicable to trustees of qualified plans.

2.40	“Trustee Transfer Account” shall mean a Participant’s interest in the Plan attributable to Trustee Transfers made on his behalf to the Plan or a Predecessor Plan.

2.41	“Valuation Date” shall mean each business day on which the New York Stock Exchange is open for business, which shall be used hereunder for purposes of determining account values.

2.42	“Vested Employer Contributions Earnings Account” shall mean that portion of a Participant’s interest in this Plan which is attributable to dividends with respect to Company Stock in the Participant’s Employer Contributions Account which the Participant elects to have reinvested in the Company Stock Fund pursuant to Section 7.5 of the Plan.”

2.43	“Vesting Service” shall mean the number of Plan Years in which the Employee has at least 1,000 Hours of Service.

2.44	Number and Gender. The singular form of any word shall include the plural and the masculine gender shall include the feminine wherever necessary for the proper interpretation of this Plan.

ARTICLE 3 - EMPLOYEES ENTITLED TO PARTICIPATE

3.1	Date of Eligibility. Each Employee of a Participating Company shall be eligible to become a Participant as of the first day of any month after having completed his Participation Service.

3.2	Termination Of Employment. In the event any Employee’s employment with a Participating Company is terminated, and such Employee is thereafter rehired, he shall be eligible for participation as provided below. Termination of employment includes retirement, death, voluntary termination of employment, involuntary discharge without (or upon relinquishment of) any rights of reemployment under any collective bargaining agreement, unauthorized absence, and a failure to return to active employment by the date on which an authorized leave of absence expires. Upon the reemployment of any person who had previously been employed by an Affiliated Company, the following rules shall apply in determining participation in the Plan.

(a)	If the reemployed Employee participated in the Plan during his prior period of employment, he shall be entitled to participate in the Plan as of the beginning of the first pay period of the month following his date of reemployment, and participation shall be retroactive to the date of reemployment.

(b)	If the reemployed Employee was eligible to participate, but was not a participant in the Plan during his prior period of employment, and if he incurred a one-year break in service, he must meet the requirements of Section 3.1 for participation in the Plan as if he were a new Employee.

(c)	If the reemployed Employee was not eligible to participate in the Plan during his prior period of employment, his prior service shall be taken into account in determining whether he meets the requirements of Section 3.1 for participation in the Plan unless he incurred a one-year break in service.

A one-year break in service occurs when an Employee has not completed more than 500 Hours of Service in a 12-consecutive-month period beginning on the anniversary of the Employee’s Employment Commencement Date, as defined in Section 2.27, and ending after his termination of employment. In the case of an Employee who is absent from work due to a leave of absence under the Family and Medical Leave Act of 1993 or a maternity or paternity leave of absence (that is, a leave of absence for any period (i) by reason of pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement), for purposes of determining whether a one-year break in service has occurred, Hours of Service shall include (a) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence, or (b) in any case in which such hours cannot be determined, eight hours of service per day of such absence, provided however, that the total number of hours treated as Hours of Service under this sentence shall not exceed 501 hours. The hours described in the preceding sentence shall be treated as

Hours of Service (i) only in the Plan Year in which the absence from work began if an Employee would be prevented from incurring a one-year break in service in such Plan Year solely because the period of absence is treated as Hours of Service as provided in the preceding sentence, or (ii) in any other case, in the immediately following Plan Year. No credit will be given pursuant to the preceding two sentences unless the Employee furnishes to the Plan Administrator timely information to establish that the absence from work is for the reasons referred to in the second sentence of this paragraph and the number days for which there was such an absence.

3.3	Participation Requirements. To become a Participant, an Employee must meet the above requirements of this Article and, if required by the Plan Administrator, execute and deliver to the Participating Company, in accordance with procedures established by each Participating Company and the Plan Administrator, a written election to participate indicating his desire to have a portion of his Compensation contributed to the Plan as Deferred Contributions or his desire to make Participant Contributions to the Plan. He must specify his chosen rate of Contributions and authorize the Participating Company to make regular payroll deductions of any Participant Contributions. In addition, the Employee must make an investment election as described in Article 5 hereof. No Employee shall become a Participant until he has met the above requirements. Elections shall be processed by the Participating Companies, in accordance with procedures established by each Participating Company, including the use of electronic or telephonic means of transmission, as soon as reasonably practicable after their receipt, but will always be effective on the first day of a month.

ARTICLE 4 - CONTRIBUTIONS

4.1	Investing Contributions. For the purpose of investing contributions under this Plan, the Company shall establish one or more trusts or enter into one or more group annuity contracts with one or more insurers, or may establish a combination of one or more trusts or insurance contracts. The Company shall have the responsibility for selecting the Trustees hereunder and may select the investment Funds to be offered or may establish additional or substitute other funds for the investment of contributions and other assets held in the Plan.

4.2	Contribution Elections. Each Employee who is eligible to participate in the Plan may elect to

(a)	have his Compensation reduced by a whole percentage and have the amount by which his Compensation is reduced contributed to the Plan by his Employer on his behalf as Deferred Contributions, and

(b)	contribute a whole percentage of his Compensation to the Plan as Participant Contributions;

provided that the total amount of Deferred Contributions plus Participant Contributions may not exceed 15 percent of a Participant’s Compensation (or such other maximum amount provided in an applicable collective bargaining agreement for eligible Employees covered thereby as specified in Supplement A). To the extent permitted by the Plan Administrator, separate elections may be made with respect to Compensation which is paid annually by a Participating Company and all other Compensation.

In addition to the elections provided for in the preceding sentences of this Section 4.2, each Employee who is eligible to participate in the Plan and who is projected to attain age 50 before the end of a Plan Year is eligible to have his Compensation reduced by a whole percentage and have the amount by which his Compensation is reduced contributed to the Plan by his Employer on his behalf, provided that the total amount of Contributions elected pursuant to this sentence may not exceed 50 percent of a Participant’s Compensation. The election provided for in this paragraph, shall not apply to Compensation which is paid annually under an incentive compensation plan of a Participating Company. Contributions elected pursuant to this paragraph or any similar provision of any other Plan maintained by the Company or an Affiliated Company may not exceed the applicable dollar limit described in Section 414(v)(2)(B)(i) of the Code, as adjusted in accordance with Section 414(v)(2)(C) of the Code.

4.3	Elections. All elections shall apply to Compensation to be received after the election becomes effective. Any eligible Employee who fails to properly complete an election in a timely manner shall be deemed to have elected to have all of his Compensation included in his regular paycheck.

4.4	Employer Contributions. To the extent provided for in a collective bargaining agreement applicable to a Participant, each Participating Company shall make Employer

Contributions to the Trustee, without interest, with respect to Participants or former Participants employed by it who have Accounts in the Plan when such contributions are made, and such contributions shall be credited to each such Participant’s Employer Contributions Account.

4.5	Participant Contributions By Payroll Deductions. Participant Contributions shall be made by means of payroll deductions, and the amounts so deducted shall be paid no less frequently than monthly or as soon as reasonably practicable without interest to the Trustee by the Participating Companies and shall be credited to the Participant’s Participant Contributions Account.

4.6	Suspension of Contributions and Changes in Contribution Rates. A Participant may elect to suspend his Contributions or change his rate or rates of Contributions on any day, but a change shall not be effective more frequently than twice in a calendar month. A Participant’s election to suspend or change his rate of Contributions must be made in accordance with procedures established by the Plan Administrator.

4.7	Resumption of Contributions. If the Participant elects to suspend all of his Contributions, he may elect to resume Contributions subject to the limitations contained in Section 4.16 of this Article. The election to resume contributions must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practical.

4.8	Administrative Costs. The Company may require the Participating Companies to make additional contributions hereunder sufficient to defray the expenses of administering this Plan, including any expense charges or fees of the Trustee other than Trustee charges or expenses attributable to the operating of the Funds described in Section 5. 1.

4.9	Transfer of Accounts To and From Other Plans. Subject to such limitations as the Plan Administrator may impose, Participants may transfer accounts in the Plan to a Plan maintained by an Affiliated Company which includes a qualified cash or deferred arrangement under Section 401(k) of the Code, provided that such transfer shall occur only so long as the transfer to such other plan meets the requirements of Section 401 (a) of the Code. Subject to such limitations as the Plan Administrator may impose, Participants may transfer accounts in a Plan maintained by an Affiliated Company which includes a qualified cash or deferred arrangement under Section 401(k) of the Code to the Plan provided that such transfer shall occur only so long as the transfer from such other plan meets the requirements of Section 401(a) of the Code.

4.10	Limitation of Deferred Contributions for Highly Compensated Employees.

(a)

Qualification under Section 401(k) of the Code. Deferred Contributions for any Plan Year shall not exceed the maximum amount permitted under Section 401(k) of the Code with respect to a qualified cash or deferred arrangement, which limitation shall be determined and administered under the procedures set forth below. The Plan Administrator shall establish such rules as it may deem necessary and appropriate to assure that the Plan and contributions thereunder satisfy the requirements of a qualified cash or deferred arrangement under Section 401(k) of the Code. If the Plan Administrator determines that the limitations set forth in this section would be exceeded for the Plan Year, then the Plan Administrator may prospectively reduce the maximum percentage amount of Deferred Contributions of each Highly Compensated Employee whose Deferred Contribution percentage is more than such maximum. The Plan Administrator shall have the authority to establish a lower maximum percentage amount of Deferred Contributions if, in the discretion of the Plan Administrator, this would be beneficial to the Plan by ensuring compliance with the provisions of Section 401(k)(3)(A) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction which is necessary shall be included in the Participant’s regular paycheck or, in the case of Deferred Contributions and at the election of the Participant, contributed to the Plan as Participant Contributions.

(b)	Limitation on Deferred Contributions. Notwithstanding any other provisions of this Plan, for any Plan Year the Deferred Contributions for any Highly Compensated Employee shall not exceed the amount permitted under Subsection (c).

(c)	Application of Limitation. If, for any Plan Year, the average of the Actual Deferral Rates for the group of Highly Compensated Employees exceeds the Maximum Deferral Rate (called the “Excess Contribution”), the Plan Administrator shall reduce the Deferred Contributions for the Plan Year of such Highly Compensated Employee or Employees whose Deferred Contributions are the highest in the following manner:

(1)	the amount of such Excess Contributions which must be distributed (or which may, in the discretion of the Plan Administrator be recharacterized) (called the “Distribution Amount”) shall be determined in the following manner:

(A)	Reduce the contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest by one-hundredth (1/100) of one percentage point.

(B)	If any Excess Contribution remains, the contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest (including the contribution percentage of any Highly Compensated Employee whose contribution percentage was adjusted under subparagraph (A)) shall be reduced by one-hundredth (1/100) of one percentage point.

(C)	If any Excess Contribution remains, the procedures of subparagraph (B) shall be repeated until such Excess Contribution shall have been eliminated.

(D)	The sum of the dollar amounts necessary to reduce the percentages pursuant to subparagraphs (A) through (C) shall be the Distribution Amount.

(2)	The Deferred Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of such contributions shall be reduced by the lesser of the amount required to

(A)	cause the dollar amount of such Highly Compensated Employee’s Deferred Contributions to equal the dollar amount of the Deferred Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or

(B)	the amount necessary to reduce the Distribution Amount to zero.

(3)	If any Distribution Amount remains, the procedure set forth in subparagraph (2) shall be repeated until the Distribution Amount is reduced to zero.

(4)	No further reductions shall be required after the Distribution Amount is reduced to zero, regardless of whether or not the average of the Actual Deferral Rates for the group of Highly Compensated Eligible Employees continues to exceed the Maximum Deferral Rate.

Any Excess Contributions (and any earnings allocable to such contributions) required to be distributed pursuant to the foregoing provisions of this Subsection (c) shall be distributed, if possible, to the Highly Compensated Employee for whom contributed within two and one-half (2 1/2) months after the close of the Plan Year for which contributed and in no event later than twelve (12) months following the close of such Plan Year; provided, however, that such amount shall be reduced by any Deferred Contributions previously distributed to such Participant under Section 4.16 for the calendar year ending with or within the Plan Year.

(d)	Fail-Safe Contribution. Notwithstanding the procedures set forth in Section 4.10(c) above, if an adjustment of Deferred Contributions is required as provided herein for any Plan Year, the Participating Company shall have the option of authorizing an additional Employer Contribution (which satisfies the requirements of Sections 401(k)(2)(B) and (C) of the Code and which shall be credited to the Deferred Contribution Account of a Participant) to be made on behalf of any group of Participants so as to cause either of the tests of Section 2.20 to be met. The decision of the Participating Company in this regard shall be final and shall not be subject to question by the Trustee, the Plan Administrator or by any Participant or group of Participants.

(e)	Permissive Aggregation. The Plan Administrator may permissively aggregate the provisions of this Section 4.10 with similar provisions of a related plan or restructure this Plan or permissibly aggregated plan in the manner provided under Treasury Regulations for purposes of determining whether cash or deferred arrangements satisfy Sections 401(a)(4), 410(b) and 401(k) of the Code.

(f)	Incorporation by Reference. For the purposes of this Section 4.10, the provisions of Section 401(k)(3) of the Code and Treasury Regulation Section 401(k)-1 are incorporated herein by reference and supersede the provisions of this Section 4.10, except where elections have been made in this Section 4.10, in which case such elections will apply.

(g)	Other Adjustment Procedures. If the application of the limitations in this Section 4.10 results in a reduction of previously contributed Deferred Contributions on behalf of Highly Compensated Employees, Employer Contributions (and any income allocable to such contributions) allocable with respect thereto (prior to such reduction) which are not distributed under Subsection 4.11(c) shall be forfeited.

4.11	Limitation on Employer Contributions for Highly Compensated Eligible Employees. The provisions of this Section 4.11 shall apply to the extent and only to the extent necessary to comply with the Code and applicable Treasury Regulations.

(a)	Qualification under Section 401(m) of the Code. Employer Contributions and Participant Contributions for any Plan Year (to the extent not used to comply with the limitations of Subsection 4.11(b)) shall not exceed the maximum amount permitted under Section 401(m) of the Code, which limitation shall be determined and administered under the procedures set forth below. The Plan Administrator shall establish such rules as it may determine necessary and appropriate to assure that the Plan and Employer Contributions satisfy the requirements of Section 401(m) of the Code. If the Plan Administrator determines that the limitations set forth in this section would be exceeded for the Plan Year, then the Plan Administrator may prospectively reduce the maximum percentage amount of Participant Contributions and, if necessary, Employer Contributions of each Highly Compensated Employee whose percentage of Participant Contributions and Employer Contributions is more than such maximum. The Plan Administrator shall have the authority to establish a lower maximum percentage amount of Participant Contributions and, if necessary, Employer Contributions if, in the discretion of the Plan Administrator, this would be beneficial to the Plan by ensuring compliance with the provisions of Section 401(m)(2) of the Code. The reduced percentage for each such Highly Compensated Employee shall be substituted for his actual elected percentages and shall represent the percentage of his Compensation that shall be paid into the Plan on his behalf. The amount of any reduction in Participant Contributions which is necessary shall be included in the Participant’s regular paycheck.

(b)	Limitation on Employer Contributions. Notwithstanding any other provisions of this Plan, for any Plan Year the Employer Contributions and Participant Contributions for any Highly Compensated Employee shall not exceed the amount permitted under Subsection (c).

(c)	Application of Limitation. If, for any Plan Year, the average of the Actual Contribution Rates for the group of Highly Compensated Employees exceeds the Maximum Contribution Rate (called the “Excess Aggregate Contribution”), the Plan Administrator shall reduce the Participant Contributions and, if necessary, the Employer Contributions for the Plan Year of such Highly Compensated Employees whose Aggregate Contributions are the highest in the following manner:

(1)	the amount of such Excess Aggregate Contributions which must be distributed (called the “Distribution Amount”) shall be determined in the following manner:

(A)	Reduce the Participant Contributions percentage and, if necessary, the Employer Contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest by one-hundredth (1/100) of one percentage point.

(B)	If any Excess Aggregate Contribution remains, the Participant Contributions percentage and, if necessary, the Employer Contribution percentage of each Highly Compensated Employee whose contribution percentage (stated in absolute terms) is the greatest (including the contribution percentage of any Highly Compensated Employee whose contribution percentage was adjusted under subparagraph (A)) shall be reduced by one-hundredth (1/100) of one percentage point.

(C)	If any Excess Aggregate Contribution remains, the procedures of subparagraph (B) shall be repeated until such Excess Aggregate Contribution shall have been eliminated.

(D)	The sum of the dollar amounts necessary to reduce the percentages pursuant to subparagraphs (A) through (C) shall be the Distribution Amount.

(2)

The Aggregate Contributions of the Highly Compensated Employees with the highest dollar amount of such contributions shall be reduced by the lesser of the amount required to (i) cause the dollar amount of such Highly

Compensated Employee’s Aggregate Contributions to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions, or (ii) the amount necessary to reduce the Distribution Amount to zero.

(3)	If any Distribution Amount remains, the procedure set forth in subparagraph (B) shall be repeated until the Distribution Amount is reduced to zero.

(4)	No further reductions shall be required after the Distribution Amount is reduced to zero, regardless of whether or not the average of the Actual Contribution Rates for the group of Highly Compensated Employees continues to exceed the Maximum Contribution Rate.

Any Excess Aggregate Contributions (and any earnings allocable to such contributions) required to be distributed pursuant to the foregoing provisions of this Subsection (c) from Participant Contributions and, if necessary, from Employer Contributions to the extent vested, shall be distributed to the Highly Compensated Employee for whom contributed. Distribution shall occur, if possible, within two and one-half (2 1/2) months after the close of the Plan Year for which contributed but in no event later than twelve (12) months following the close of such Plan Year. Any such Excess Aggregate Contributions (and any income allocable to such contributions) which are not vested shall be forfeited.

(d)	Fail-Safe Contribution. Notwithstanding the procedures set forth in Section 4.11(c) above, if an adjustment of Employer Contributions is required as provided herein for any Plan Year, the Participating Company shall have the option of authorizing an additional Employer Contribution (which satisfies the requirements of Sections 401(k)(2)(B) and (C) of the Code and which shall be credited to the Participant’s Employer Contributions Account) to be made on behalf of any group of Participants so as to cause either of the tests of Section 2.19 to be met. The decision of the Participating Company in this regard shall be final and shall not be subject to question by the Trustee, the Plan Administrator or by any Participant or group of Participants.

(e)	Permissive Aggregation. The Committee may permissively aggregate the provisions of this Section 4.11 with similar provisions of a Related Plan or restructure this Plan or such permissively aggregated plan in the manner provided under Treasury Regulations for purposes of determining whether cash or deferred arrangements satisfy Sections 401(a)(4), 410(b) and 401(m) of the Code.

(f)	Incorporation by Reference. For the purposes of this Section 4.11, the provisions of Section 401(m) of the Code and Treasury Regulation Section 1.401(m)-1 are incorporated herein by reference and supersede the provisions of this Section 4.11, except where elections have been made in this Section 4.11, in which case such elections will apply.

4.12	Determination of Earnings. For purposes of determining earnings allocable to (a) Excess Contributions under Section 4.10(c), or (b) Excess Aggregate Contributions under Section 4.11(c), earnings shall be calculated on a reasonable basis as determined by the Plan Administrator or in accordance with Treas. Reg. Sections 1.401(m)-1(e)(3)(ii)(B) and 1.401(k)-1(f)(40(ii)(B) or as follows:

where:

E	=	the applicable excess amount,

G	=	the net gain or loss for the Plan Year in the Participant’s affected Accounts,

AB	=	the total value of the Participant’s affected Accounts, determined as of the end of the Plan Year being corrected,

M	=	the number of full months from the Plan Year end to the date the excess amount is paid, plus one for the month during which payment is to be made if payment will occur after the 15th of that month.

4.13	Incorporation by Reference. The provisions of this Article 4 are intended to satisfy the requirements of Sections 401(k)(3), (m)(2), and (m)(9) and 415 of the Code and Treasury Regulations Sections 1.401(k)-1(b), 1.401(m)-1(b) and, for purposes of this Article 4, the provisions of Sections 401(k)(3), (m)(2), and (m)(9) and 415 of the Code and Treasury Regulations Sections 1.401(k)-1(b), 1.401(m)-1(b) are incorporated herein by reference and supersede the provisions of this Article 4, except where elections have been made in this Article 4, in which case such elections will apply.

4.14	Pursuant to Treasury Regulation Section 1.401(k)-1(g)(11)(ii)(B) the provisions of this Article shall generally be applied separately with respect to each collective bargaining unit. At the option of the Employer, however, two or more separate collective bargaining units can be treated as a single collective bargaining unit, provided that the combinations of units are determined on a basis that is reasonable and reasonably consistent from year to year.

4.15	Qualified Separate Line of Business. The Committee in its sole discretion may apply the provisions of this Article separately with respect to each qualified separate line of business, as defined in Section 414(r) of the Code.

4.16

Maximum Contributions. Notwithstanding anything contained herein to the contrary, the Deferred Contributions made to a Participant’s Deferred Contributions Account plus any amount that a Participant elects to defer under any other qualified cash or deferred arrangement for any Plan Year shall not exceed the Contribution Dollar Limit, and the total contributions made and forfeitures allocated to the Employer Contributions, Participant Contributions and Deferred Contributions Accounts of a Participant for any Plan Year shall not exceed the lessor of $40,000, or 100% of the Participant’s compensation as defined in Section 415(c)(3) of the Code. The Contribution Dollar Limit and $40,000 limitations are subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

If for any Plan Year the limitations described in above paragraph would be exceeded with respect to any Participant, the Annual Additions shall be adjusted in the following sequence, but only to the extent necessary to reduce the Annual Additions to the level permitted.

(a)	The Participant’s Deferred Contributions shall be reduced as provided in Section 4.17.

(b)	If, after the adjustment in (a), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in the allocation of the investment gains and losses of the Fund (and the value of such an account will not be taken into account in valuing other Accounts under the Plan).

(c)	Notwithstanding the previous provisions of this Section 4.16, Deferred Contributions may be distributed, Participant Contributions may be returned, and gains attributable to such Deferred Contributions and Participant Contributions may be distributed to the extent that the distribution or return would reduce the excess amounts in the Participant’s Account.

4.17	Return of Excess Annual Additions, Deferrals and Contributions.

(a)	If a Participant’s Deferred Contributions cause the annual additions allocated to a Participant’s Account to exceed the limit imposed by Section 4.16, such excess contributions (plus any gains thereon) will be returned to the Participant in the following order: (i) Deferred Contributions for which no Employer Contributions were made; and (ii) Deferred Contributions for which Employer Contributions were made. Contributions returned pursuant to this subsection (a) will be disregarded in applying the limits imposed by Sections 4.10 and 4.11.

(b)	After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, if a Participant’s aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Plan Year exceed the Contribution Dollar Limit, the following rules will apply to such excess (the Participant’s “excess deferrals”):

(1)	Not later than the first March 15 following the close of the Plan Year, the Participant may allocate to the Plan all or any portion of the Participant’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan will not exceed the amount of the Participant’s Deferred Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and will notify the Plan Administrator of any amount allocated to the Plan.

(2)	If excess deferrals have been made to the Plan on behalf of a Participant for a Plan Year, the Participant will be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan will distribute such excess deferrals pursuant to subsection (b)(3), below.

(3)	As soon as practicable, but in no event later than the first April 15th following the close of the Plan Year, the Plan will distribute to the Participant the amount allocated or deemed allocated to the Plan under subsection (b)(1) or (b)(2), above (plus or minus any gains or losses thereon). The distribution described in this subsection (b)(3) will be made notwithstanding any other provision of the Plan.

(c)	After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (b) above, if the actual deferral percentage of Highly Compensated Employees exceeds the limit imposed by Section 4.10, the distribution rules of Section 4.10 will apply.

(d)	If a Participant’s Deferred Contributions (plus or minus any gains or losses thereon) are returned to him pursuant to the provisions of this Section 4.17, any Employer Contributions (plus or minus any gains or losses thereon) with respect to such returned Deferred Contributions will be immediately forfeited. Notwithstanding the preceding sentence, if a Participant’s Deferred Contributions are treated as Catch-up Contributions, any Employer Contributions (plus or minus any gains or losses thereon) with respect to such Deferred Contributions will (1) be forfeited if such Deferred Contributions are treated as Catch-up Contributions because of the limit imposed by Section 4.10, or (2) not be forfeited if such Deferred Contributions are treated as Catch-up Contributions because of the Contribution Dollar Limit. Any such forfeitures will be applied to reduce the Company’s obligation to make Employer Contributions pursuant to Article 9.

(e)	After any excess deferrals (plus or minus any gains or losses thereon), and any excess contributions (plus or minus any gains or losses thereon), with respect to a Plan Year have been distributed and/or re-characterized, in accordance with subsections (a), (b), (c), and (d) above, if the contribution percentage of Highly Compensated Employees exceeds the actual contribution percentage limit imposed by Section 4.11, the distribution rules of Section 4.11 will apply.

The determination of the excess aggregate contributions under this subsection (e) for any Plan Year will be made after taking the measures called for by the preceding subsections of this Section 4.17.

ARTICLE 5 - INVESTMENT OF CONTRIBUTIONS

5.1	Investment Choices. Each Participant shall direct the investment of his contributions or interest in the Fund by written direction or other means established by the Plan Administrator, within the investment options and administrative policies made available by the Plan Administrator from time to time in its discretion, and in accordance with Section 5.2. The continued availability of the investment funds offered cannot be assured on the same terms as may apply from time to time, and existing investment funds may be discontinued and new funds established by the Plan Administrator from time to time. Each such investment shall be made by the Trustee subject to the following restrictions and provisions:

(a)	Any portion of an investment fund may be maintained in cash at the discretion of the Trustee pending its permanent investment or distribution.

(b)	The Plan Administrator shall obtain descriptions of the investment choices available for the purpose of informing Participants with respect thereto. The selection of investment choices is the sole responsibility of each Participant, and no employee or representative of the Company or any Participating Company is authorized to make any recommendation on investment choices.

(c)	Dividends and other distributions received in respect to an investment choice, shall be reinvested in such investment choice and each such Participant’s account shall be credited with a proportionate number of shares as determined by the Trustee.

(d)	Any such segregated account shall share only in the investment income, gains and losses generated by the investments directed for such account.

(e)	The Trustee shall not be obligated to make a directed investment which would, in the sole discretion of the Trustee, require an investment by the Trustee of more than the amount which is credited, or to be credited to the account of the Participant.

(f)	This Plan is intended to comply with the requirements of Section 404(c) of ERISA. Pursuant to Section 404(c), (i) the Accounts for the Participant directing investments shall bear all losses from such investments and the Trustee, Plan Administrator and Affiliated Companies shall be free of any liability arising from such investments, and (ii) the Trustee shall comply with and carry out such directions without being liable or responsible in any way for any losses or unfavorable results arising therefrom.

(g)	With respect to any investment Fund (other than the Fund sometimes referred to as the “Company Stock Fund” which, except for cash awaiting investment, is invested exclusively in Company Common Stock), the Trustee will exercise voting, tendering and similar rights appurtenant to a Participant or Beneficiary’s investment in such investment Fund in accordance with the directions of the Plan Administrator.

(h)	The Company Stock Fund is designed to invest primarily in employer securities, provided that Participants shall be permitted to make investment diversification elections which are sufficient to meet the requirements of Section 401(a)(28)(B) of the Code. The Company Stock Fund shall be invested exclusively in Company Common Stock except for cash awaiting investment. With respect to the Company Stock Fund, the Trustee will vote (and exercise similar rights, other than the right to tender) shares of qualifying employer securities within the meaning of Section 409(l) of the Code (“Company Stock”) attributable to each Participant’s Account in accordance with the directions of each Participant or Beneficiary. If a Participant or Beneficiary fails to properly give directions to the Trustee within the appropriate time period, the Trustee will vote (or exercise the similar rights with respect to) the shares in the same proportion as it votes (or exercise rights with respect to) shares as to which directions have been received.

(i)	The Plan Administrator shall have the discretion to administer the Company Stock Fund in conjunction with other Company Stock funds maintained in other qualified employee benefit plans sponsored by the Company or an Affiliated Company.

5.2	Investment Elections. Prior to the date the Employee becomes a Participant hereunder, he must make an investment election which will apply to the investment of all of his contributions and Accounts. Separate investment elections with respect to Deferred Contributions, Participant Contributions, Employer Contributions or different Accounts may not be made. If a Participant wishes to utilize more than one Fund, he shall notify the Trustee in accordance with procedures established by the Plan Administrator as to the percentage or amount of his contributions and Accounts to be invested in each Fund. Such percentage or amount must be 1% or a whole percentage.

5.3	Investment Election Limitation. A Participant may elect to change his investment election with respect to contributions to be made hereunder at any time. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable after receipt.

5.4

Valuation of Accounts. The value of a Participant’s Accounts in a Fund will be accounted for using the unit method of accounting unless the Plan Administrator elects to use share accounting for one or more Funds. When a Participant elects to invest contributions or Accounts into one of the investment Funds, the number of shares credited to the Participant’s Accounts as of the applicable Valuation Date will be equal to the Participant’s contributions or any amount to be invested whether by intra-plan transfer, direct Rollover or Trustee Transfer to be invested in the investment Fund divided by the price per share of the shares purchased plus fees and expenses for that Valuation Date by the investment Fund. If a Participant elects to transfer the investment of a Participant’s Accounts out of one of the investment Funds, the amount transferred out of the respective investment Fund will be equal to the number of shares in that

Participant’s Account that are to be transferred, distributed or withdrawn, as of the Valuation Date that the authorized directions are received by the Trustee from the Plan Administrator, multiplied by the closing price per share of the shares sold for that Valuation Date on the New York Stock Exchange Composite Transactions Report. Dividends paid on any shares in one of the investment Funds are allocated on an accrual basis based upon the dividend’s record date and are reinvested in the Fund. Notwithstanding the foregoing, in the event of an extraordinary level of Participant transaction activity or to satisfy Plan administrative requirements as may be determined in the discretion of the Plan Administrator, the unit value for Participant transactions may be determined by the sale or purchase prices of transactions executed on one or more days following receipt of a Participant’s direction and based upon the execution prices realized by the Fund. All valuations of Company Stock, if not readily tradable on an established securities market, will be made by an independent appraiser as defined in Section 401(a)(28)(C) of the Code.

5.5	Interfund Transfers. A Participant may elect at any time to transfer a whole percentage or a specified whole dollar amount of the value of his Accounts from one Fund to another. Separate elections to transfer the Participant’s separate Accounts may not be made. The Participant’s election to transfer must be made in accordance with procedures and restrictions established by the Plan Administrator. Such election shall be processed as soon as reasonably practicable after its receipt.

5.6	Tender or Exchange Offer. Each present or former Participant (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Accounts, to instruct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to shares of Company Stock. The Plan Administrator shall use its best efforts timely to distribute or cause to be distributed to each present or former Participant (or Beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such Company Stock. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any Affiliated Company. If the Trustee shall not receive timely instructions from a Participant (or Beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the Company Stock allocated to his Accounts, and the Trustee shall not tender or exchange any such Company Stock; provided, however, that the Trustee shall at all times comply with its ERISA fiduciary obligations. Unallocated shares of Company Stock in the Company Stock Account shall be tendered or exchanged in the same proportion as are shares with respect to which Participants (or Beneficiaries thereof) have the right of direction.

ARTICLE 6 – VESTING

6.1	Vested Interest. A Participant’s interest in his Accounts other than his Employer Contributions Account shall be fully vested at all times. The interest of a Participant in his Employer Contributions Account shall become fully vested at the earliest of the following dates:

(a)	The date of the Participant’s death while employed by an Affiliated Company.

(b)	The date the Participant incurs a Total Disability while employed by an Affiliated Company.

(c)	The Participant’s Normal Retirement Date while employed by an Affiliated Company.

(d)	The date of termination of this Plan or the date of complete cessation of Employer Contributions hereunder.

Prior to the date that the Participant’s interest in his Employer Contributions Account becomes fully vested in accordance with this Section 6.1, the Participant shall have a vested interest in his Employer Contributions Account in accordance with the following schedule (provided that an applicable collective bargaining agreement may provide for the earlier vesting of Participants covered thereby:

Number of Years of Vesting Service	Vested Percentage
Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

Notwithstanding the foregoing, a Participant’s interest in his Vested Employer Contributions Earnings Account shall be fully vested at all times.

6.2

Employee Transfers. In the event a Participant transfers from a Participating Company to an Affiliated Company that is not a Participating Company, or from a non-salaried position to a salaried position with an Affiliated Company, or to a non-salaried position which is subject to a collective bargaining agreement which does not provide for participation in this plan for employees covered by such collective bargaining agreement, the Participant’s vested interest in his Employer Contributions Account shall be determined as if the Participant had remained an employee of a Participating Company. Further, if a Participant becomes a participant in another qualified plan maintained by an Affiliated Company that includes a qualified cash or deferred arrangement, then such Participant may at any time thereafter irrevocably elect to have all but not less than all of such Participant’s Accounts transferred directly to the trustee of such other plan in accordance with procedures established by the Plan Administrator, provided that such transfer is permitted by such other plan and complies with Sections 401(a) and 414(l) of the Code, and if an employee becomes a Participant, and was formerly a participant in another qualified plan maintained by an Affiliated Company that includes a qualified cash or deferred arrangement, then such Participant may at any time thereafter irrevocably elect to have the Plan accept a direct transfer of all but not less than all of such Participant’s account in such other plan in accordance with procedures established by the Plan Administrator, provided that such transfer is permitted by such other plan and complies with Sections 401(a) and 414(l) of the Code.

6.3	Nonforfeitable Rights. No amendment to the vesting provisions or merger of another plan into this Plan shall deprive a Participant of his nonforfeitable right accrued under this Plan or any other plan to the date of any such amendment or merger. In the event of an amendment to the Plan or the merger of another plan into this Plan which directly or indirectly affects the computation of a Participant’s nonforfeitable percentage under this Plan or another plan, each Participant with at least 3 years of service with an Affiliated Company may irrevocably elect to have his nonforfeitable percentage computed under this Plan without regard to such amendment or merger. Such election may be made in writing to the Plan Administrator any time after the adoption of any such amendment or merger, provided, however, that the election period shall end no earlier than the latest of 60 days following the date the amendment or merger is adopted or effective or the date the Participant is given written notification of the amendment or merger by the Company or Plan Administrator.

ARTICLE 7 - WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

7.1	Participant Contributions Account Withdrawals. A Participant may at any time, but not more frequently than once in a calendar month and only if he has not taken a loan under Article 15 in the same month, elect to withdraw all or a specified portion of the value of his Participant Contributions Account, less the amount subject to an outstanding loan. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

7.2	Age 59 1/2 Withdrawals. A Participant who has attained age 59 1/2 may at any time, but not more frequently than once in a calendar month and only if he has not taken a loan under Article 15 in the same month, elect to withdraw all or a specified portion of the value of his Trustee Transfer Account (if any), his Rollover Account (if any), his Vested Employer Contributions Earnings Account (if any), his vested Employer Contributions Account, his Deferred Contributions Account and his Catch-up Contributions Account (if any), less the amount subject to an outstanding loan, provided, however, that no such withdrawal shall be permitted unless the Participant Contribution Account is then or has been previously completely withdrawn by the Participant and, that withdrawals shall come from each of the Accounts in the order stated above until each Account is completely withdrawn before proceeding to the next Account. Such election must be made in accordance with procedures established by the Plan Administrator and shall be processed as soon as reasonably practicable and based upon the Valuation Date as of which authorized directions are received by the Trustee from the Plan Administrator. The amount shall be withdrawn on a pro rata basis from all Funds.

7.3	Hardship Withdrawals. A Participant who has not attained age 59 1/2 may at any time, but not more frequently than once a month and only if he has not taken a loan under Article 15 in the same month, request to withdraw an amount equal to his Trustee Transfer Account (if any), his Rollover Account (if any), his Vested Employer Contributions Earnings Account (if any), his vested Employer Contributions Account, his Deferred Contributions Account and his Catch-up Contributions Account (if any), less the amount subject to an outstanding loan, provided, however, that no such withdrawal shall be permitted unless the Participant Contributions Account is then or has been previously completely withdrawn by the Participant and, that withdrawals shall come from each of the Accounts in the order stated above until each account is completely withdrawn before proceeding to the next account. Amounts representing income credited to a Participant’s Deferred Contributions Account after December 31, 1988, may not be withdrawn.

The Participant’s request to withdraw under this Section 7.3 must be made in writing to the Plan Administrator. The basis for the Plan Administrator consenting to or refusing to consent to the Participant’s request shall be that of demonstrated hardship. For purposes of this section a hardship exists only if there is an immediate and heavy financial need of the Participant and a withdrawal under this section is necessary to satisfy such financial need. The determination of whether a Participant has an immediate and heavy financial need is to be made on the basis of all relevant facts and circumstances. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Participant.

A withdrawal request will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the request is on account of:

(a)	Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d);

(b)	Costs directly related to the purchase of a principal residence for a Participant (excluding mortgage payments);

(c)	Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children, or dependents (as defined in Section 152 of the Code); or

(d)	The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant’s principal residence;

(e)	Other definitions of deemed immediate and heavy financial needs promulgated by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

A withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Participant unless all of the following requirements are satisfied:

(a)	The Participant states in writing that the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution utilizing such tax rates and procedures as established by the Plan Administrator.

(b)	The Participant has obtained all distributions, other than hardship distributions (including cash currently available under Section 7.5), and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

(c)

In the case of a Participant who receives a distribution under this Section 7.3 in calendar year 2001, Deferred Contributions and Participant Contributions will be suspended for 6 months after receipt of the hardship withdrawal or until January 1, 2002, if later, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Employer for 6 months after receipt of the hardship distribution or until January 1,

2002, if later. In the case of a Participant who receives a distribution under this Section 7.3 after December 31, 2001, Deferred Contributions and Participant Contributions will be suspended for 6 months after receipt of the hardship withdrawal, and the Participant is prohibited from making elective contributions and employee contributions to all other plans maintained by the Employer for 6 months after receipt of the hardship distribution. For this purpose the phrase “all other plans maintained by the Employer” means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code. However, it does not include the mandatory employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

The Plan Administrator may accept the written statement of the Participant as to his financial resources unless it has reason to believe the statement is in error. No withdrawal from a Participant’s Deferred Contributions Account shall be permitted unless a complete withdrawal of the Participant’s other Accounts is insufficient to defray the hardship expense.

Each such withdrawal shall be processed as soon as reasonably practicable and will be given effect as of the Valuation Date that authorized directions are received by the Trustee from the Plan Administrator. Such withdrawal shall be made on a pro rata basis from all Funds.

If a Participant is married and wishes to make a withdrawal under this section, he must submit to the Plan Administrator his Spouse’s written consent to such distribution, executed and witnessed by a notary public not more than 90 days prior to the distribution.

7.4	Outstanding Loans. Amounts withdrawn by a Participant may not be returned to the Plan. If a Participant has an outstanding Loan pursuant to Article 15, no withdrawal shall be permitted which would reduce the Participant’s vested interest in his Accounts below the outstanding principal balance of the loan plus any interest to be accrued with respect to such loan.

7.5

ESOP Distributions. Unless otherwise established by the Plan Administrator, each Participant in the ESOP at 4:00 p.m. Eastern Standard Time on the third business day prior to the record date for a dividend by the Company may elect to have such dividend (i) distributed in cash to such Participant, or (ii) reinvested in the Company Stock Fund. Unless otherwise established by the Plan Administrator, such an election shall be irrevocable with respect to each dividend on the business day which is the third business day prior to the date the Company pays such dividend to its shareholders and may not be changed until after the second business day after the date the Company pays such dividend to its shareholders. In the absence of an election by a Participant to have a dividend distributed in cash, such Participant shall be deemed to have elected to have such dividend reinvested in the Company Stock Fund. Any amounts representing earnings with respect to a Participant’s Employer Contributions Account which are reinvested in the Company Stock Fund pursuant to this Section 7.5 shall be held in the Participant’s Vested Employer Contributions Earnings Account. All other amounts representing earnings with respect to Accounts which are reinvested in the Company Stock Fund shall be held in the Accounts from which such dividends were earned.

7.6	Forms of Withdrawals. A withdrawal under Section 7.1, 7.2 or 7.3 shall be in a lump sum in cash or in whole shares of Company Stock or partly in cash and partly in whole shares of Company Stock. A Participant who elects to receive whole shares of Company Stock in excess of such Participant’s interest in the Company Stock Fund shall be treated as having elected an interfund transfer to the Company Stock Fund in accordance with Section 5.5 hereof in an amount necessary to provide for such distribution.

ARTICLE 8 - DISTRIBUTIONS OTHER THAN WITHDRAWALS

8.1	Distribution Elections. Upon the termination of a Participant’s employment with all Affiliated Companies on or prior to the Participant’s Normal Retirement Date, or upon a Participant’s Total Disability on or prior to the Participant’s Normal Retirement Date, the Participant shall be entitled to a distribution of the value of his vested Accounts. Such distribution shall occur as soon as practicable on or after the Participant’s Normal Retirement Date as of the Valuation Date that authorized distribution directions are received by the Trustee, unless the Participant makes an election pursuant to the following sentence.

A terminated Participant or a Participant who has incurred a Total Disability may elect to receive or commence receiving a distribution at any time prior to Normal Retirement Date upon application to the Plan Administrator in accordance with such procedures and standards as it may establish. Such distribution shall occur as of the Valuation Date that authorized distribution directions are received by the Trustee.

If a Participant continues in the employ of a Participating Company beyond his Normal Retirement Date, distribution of his Accounts shall be deferred until his actual retirement and shall be made as soon as reasonably practicable thereafter as of the Valuation Date that authorized distribution directions are received by the Trustee.

In no event shall a distribution commence later than April 1 of the calendar year following the later of either (a) the year in which the Participant attains age 70 1/2 or, (b) the calendar year in which the employee retires. The immediately preceding sentence notwithstanding, distributions to a 5-percent owner (as defined in Section 416 of the Code) must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

Payment of a Participant’s benefits shall be in a lump sum in cash or in whole shares of Company Stock or partly in cash and partly in whole shares of Company Stock. A Participant who elects to receive whole shares of Company Stock in excess of such Participant’s interest in the Company Stock Fund shall be treated as having elected an interfund transfer to the Company Stock Fund in accordance with Section 5.5 hereof in an amount necessary to provide for such distribution. The payment of a Participant’s benefits may also be in the form of a Trustee Transfer to another qualified plan pursuant to Article 16. In the absence of a timely election by a Participant pursuant to rules established by the Plan Administrator, the payment of a Participant’s benefits shall be in a lump sum in cash.

Notwithstanding the foregoing provisions of this section, if, following the termination of a Participant’s employment with any and all Participating Companies the value of the Participant’s Accounts does not exceed $5,000, the payment of the Participant’s benefits shall occur as soon as practicable as of the Valuation Date that authorized distribution directions are received by the Trustee. The payment of a Participant’s benefits may be in the form of a Trustee Transfer to another qualified plan pursuant to Article 16. In the absence of a timely election by a Participant, the payment of a Participant’s benefits shall be in a lump sum in cash.

Notwithstanding any provision herein to the contrary, but subject to the requirements of ERISA and the Code, any distribution hereunder shall be subject to the terms and conditions of any investment contract or arrangement established with respect to the investment of Plan Assets and may be deferred from one Valuation Date to another Valuation Date due to administrative necessity, practicality or convenience or due to unforeseen market conditions.

8.2	Death of a Participant. Upon the death of a Participant prior to the termination of his employment with all Affiliated Companies, a distribution of the deceased Participant’s Accounts shall be made to his designated Beneficiary. Upon the death of a Participant after termination of his employment with all Affiliated Companies, a distribution of the vested portion of the deceased Participant’s Accounts, if any, shall be made to his designated Beneficiary. The Participant shall have the unrestricted right to designate the Beneficiary to receive the death benefits to which he is entitled hereunder, and to change any such designation. Each such designation for death benefits shall be evidenced by a written instrument filed with the Plan Administrator and signed by the Participant. If a Participant is married and wishes to designate a beneficiary other than his Spouse, he must submit his Spouse’s written consent, executed and witnessed by a plan representative or a notary public. A Beneficiary designation may be revoked or amended only by the completion of a new Beneficiary designation form, provided, however, that if a Participant’s spouse is named as such Participant’s Beneficiary, and the Participant and such spouse are subsequently divorced, then the designation of the spouse made prior to the divorce shall be null and void. In order to designate a former spouse as a Beneficiary, a new Beneficiary designation form must be completed. If no such designation is on file with the Plan Administrator at the time of the death of the Participant, or if for any reason such designation is defective, then the Participant’s Spouse, if living, his children, if living, or his estate, in that order of preference, shall be conclusively deemed to be the Beneficiary designated to receive such benefit. Payment of the death benefits shall be in any method or methods described in Section 8.1 of this Article as shall be chosen by the Beneficiary. Payment of such death benefits shall be made or shall commence to be made as soon as practicable as of the Valuation Date that authorized distribution directions are received by the Trustee.

8.3	Missing Participant. If benefits remain to be paid to a Participant at a time when the Plan Administrator is unable to locate the Participant or his Beneficiary, the Plan Administrator shall cause the Participant’s benefits to be distributed or paid to the person or persons who can be located in the following priority:

(a)	in the event of a missing Participant, benefits will be distributed to the Participant’s Beneficiary;

(b)	in the event the Participant and all Beneficiaries are missing, benefits will be distributed to the Participant’s Spouse;

(c)	after unsuccessful attempts have been made by the Plan Administrator to locate persons described in the priority categories set forth above, the benefits of the Participant or of any Beneficiary will be forfeited, provided that the such benefits shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit. The amount required to reinstate such benefits shall be charged against the Plan’s forfeitures, and if insufficient, be made up from additional Employer Contributions. Any benefit which is lost by reason of escheat under applicable state law shall not be treated as a forfeiture.

A substitute beneficiary will not be determined under this section with respect to a missing Participant or missing Beneficiary unless the Participant or Beneficiary, as the case may be, has failed to claim the Participant’s Accounts or notify the Plan Administrator of his whereabouts within three years after the Plan Administrator notifies such Participant or Beneficiary of his entitlement to benefits at his last post office address filed with the Plan Administrator.

8.4	Payment Unable To Be Distributed. If the amount of a payment or distribution required to commence on a date determined under this Article cannot be ascertained by such date, or if it is not possible to make such payment or distribution on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment or distribution retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment or distribution can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

8.5	Valuation Of Accounts. Distributions made in accordance with this Article shall be based on the value of the Participant’s Accounts as of the Valuation Date that authorized distribution directions are received by the Trustee.

8.6	Notices Of Distribution. If any distribution under this Plan is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(a)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

(b)	the Participant, after receiving the notice, affirmatively elects a distribution.

8.7	Stock Bonus Distributions.

(a)	Notwithstanding any other provision of the Plan, other than such provisions as require the consent of the Participant and the Participant’s spouse to a distribution with a present value in excess of $5,000, a Participant may elect to have the portion of the Participant’s Account distributed in which case the following will apply:

(1)	If the Participant has a termination of employment by reason of the attainment of age sixty-five (65), death, or incurs a Disability, the distribution of such portion of the Participant’s Accounts will begin not later than one year after the close of the Plan Year in which such event occurs unless the Participant otherwise elects under the provisions of the Plan other than this Section 8.7.

(2)	If the Participant has a termination of employment for any reason other than those enumerated in paragraph (1) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such termination of employment, distribution of such portion of the Participant’s Accounts will begin not later than one year after the close of the fifth Plan Year following the Plan Year in which the Participant has a termination of employment unless the Participant otherwise elects under the provisions of this Plan other than this Section 8.7.

(3)	If the Participant has a termination of employment for a reason other than those described enumerated in paragraph (1) above, and is employed by the Employer as of the last day of the fifth Plan Year following the Plan Year of such termination of employment, distribution to the Participant, prior to any subsequent termination of employment, shall be in accordance with the terms of the Plan other than this Section 8.7.

(b)	Notwithstanding any other provisions of the Plan regarding a Participant’s right to exercise a put option, in the case of a distribution of Company Stock which is not readily tradable on an established securities market, the Plan shall provide the Participant with a put option that complies with the requirements of Section 409(h) of the Code. Such put option shall provide that if an Employee exercises the put option, the Employer, or the Plan if the Plan so elects, shall repurchase the Company Stock as follows:

(1)	If the distribution constitutes a Total Distribution, payment of the value of a Participant’s Accounts shall be made over a period not exceeding five (5) substantially equal annual payments. The first installment shall be paid not later than thirty (30) days after the Participant exercises the put option. The Plan will pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty (30) days.

(2)	If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the value of the Company Stock repurchased no later than thirty (30) days after the Participant exercises the put option.

For purposes of this section, a “Total Distribution” means a distribution to a Participant or a Participant’s beneficiary, within one taxable year of such receipt, of the entire balance to the credit of the Participant.

ARTICLE 9 - FORFEITURES

9.1	Forfeiture of Employer Contributions Account.

(a)	Forfeiture Where Payment Commences After a Break in Service. If no payment of a Participant’s vested interest in his Accounts occurs before the Participant incurs a Break in Service, that portion of the Participant’s Employer Contributions Account in which he was not vested at the date of his termination of employment shall be forfeited as of the completion of a Break in Service. If the Participant is reemployed as an Employee prior to having incurred a Break in Service, the forfeiture shall not occur. If the Participant is reemployed as an Employee after incurring a Break in Service, the Participant shall be fully vested in that portion of his Accounts accrued prior to the Break in Service and not forfeited as a result of such Break in Service.

(b)	Forfeiture Where Payment Commences Prior to a Break in Service. If payment of a Participant’s vested interest in his Accounts occurs prior to the occurrence of a Break in Service, that portion of his Employer Contributions Account which is forfeitable shall be forfeited as of the date when a distribution occurs or commences. Thereafter, if such person is rehired as an Employee prior to incurring a Break in Service, he shall be entitled to make repayment to the Plan of the full amount distributed to him on or after termination of employment no later than the earlier of (1) the date he incurs a Break in Service commencing after payment of such person’s vested interest, and (2) the last day of the 5-year period commencing on or after his date of reemployment. Upon making repayment in a single payment of the amount distributed to him, the amount repaid shall be credited to the Participant’s Accounts from which paid and the forfeiture shall be reinstated to his Employer contributions Account and invested in the same manner as the Account to which it is posted. The amount required to restore such Participant’s Accounts shall be charged against the Plan’s forfeitures, and if insufficient, be made up from additional Employer Contributions.

If the Employee makes the above-described repayment, such repayment shall be considered to be the “investment in the contract” for purposes of Sections 72(c)(1)(A), 72(f) and 402(e)(4)(D)(i) of the Code in relation to the amount reinstated in his or her Accounts on account of the repayment.

(c)	Forfeiture Account. A forfeiture will be posted, no later than the end of the Plan Year in which the forfeiture arises, to the Forfeiture Account. The Forfeiture Account shall be invested in such investments as are designated by the Plan Administrator. Except as otherwise provided in Section 12.3, no later than the end of such Plan Year, the Forfeiture Account shall be used in the following order: to reinstate Employer Contributions Accounts and benefits required to be reinstated pursuant to Section 8.3(c) and to reduce Employer Contributions, as determined by the Plan Administrator, and to pay expenses of the Plan.

(d)	Break in Service. A Break in Service means the end of five consecutive Plan Years for which a Participant is credited with less than 501 Hours of Service during each Plan Year.

For purposes of the preceding paragraphs, any Plan Year in which a Participant is absent from work on the last day of the Plan Year, (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, shall be disregarded.

ARTICLE 10 - ADMINISTRATION

10.1	Plan Administrator. The Plan shall be administered by the Plan Administrator which shall also be the Named Fiduciary. The Plan Administrator may delegate from time to time ministerial duties to the chief Human Resources officer of the Company, who may further delegate such duties as may be appropriate. From time to time, the Chairman of the Plan Administrator shall certify to the Trustee, the person or persons designated by the Plan Administrator to give notifications, instructions or advice to the Trustee. The Plan Administrator shall be entitled to rely upon certificates of or communications from a Participating Company or from the Trustee as to information pertinent to any calculation or determination under the Plan.

10.2	Administrative Powers. The Plan Administrator shall have full power and discretionary authority, within the limits provided by the Plan, to administer, construe and interpret the Plan, to decide all questions of eligibility, and to make all other determinations deemed necessary or advisable for the administration of the Plan, including:

(a)	To determine all questions arising concerning the construction and interpretation of the Plan and in its administration, including, but not by way of limitation, the determination of the rights or eligibility under the Plan of Employees and Participants and their Beneficiaries;

(b)	To adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Plan consistent with its purposes, including rules and regulations with regard to implementing Participant elections and requests by means other than in writing;

(c)	To enforce the Plan, in accordance with its terms; and

(d)	To do all other acts, in its judgment necessary or desirable, for the proper and advantageous administration of the Plan.

The Plan Administrator shall act with or without a meeting by the vote or concurrence of a majority of its members; but no member of the Plan Administrator who is a Participant shall take part in any Plan Administrator action or any matter that has particular reference to his own interest hereunder. The Plan Administrator shall administer this Plan and discharge its responsibilities hereunder in a uniform and nondiscriminatory manner as to all Participants.

10.3	Information To Participants. The Plan Administrator shall see that books of account are kept which shall show all receipts and disbursements and a complete record of the operation of the Plan, including records of the Accounts of individual Participants. At least once in each year, the Plan Administrator shall cause to be furnished to each Participant a statement indicating on the basis of the latest available information the status of the Participant’s Accounts.

10.4	Direction To Trustee. The Plan Administrator will direct the Trustee to make investments in the Funds in accordance with the applicable contract or contracts and the investment selections made by the Participants pursuant to Article 5 hereof.

10.5	Requests To Trustee. In any case where the provisions of this Plan require the consent or approval by the Plan Administrator of an election or request made by an Employee, Participant or Beneficiary in order to make such election or request effective, the Plan Administrator shall act on such election or request as promptly as shall be reasonable in the circumstances. In any case where action by the Trustee is necessary in order to make operative an effective election or request made by an Employee, Participant or Beneficiary, it shall be the responsibility of the Plan Administrator to transmit such election or request to the Trustee in writing and as promptly as shall be reasonable in the circumstances. The Trustee shall not be obliged to take action with respect to any particular election or request unless the Trustee shall have received the election or request in such form and detail as shall reasonably be required by the Trustee.

10.6	Employment Of Advisors and Staff. The Plan Administrator may employ accountants, legal counsel, consultants, and any other persons or organizations it deems necessary or proper to assist it in the performance of its duties under the Plan.

10.7	Fiduciary Duties. The Plan Administrator shall discharge its duties solely in the interest of the Participants and Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries. They shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with the like aims.

10.8	Indemnification. Except as provided by law, the Participating Companies, its directors, officers, employees and agents and the Plan Administrator, or any of them, shall not incur any personal liability for the breach of any responsibility, obligation or duty in connection with any act done or omitted to be done in good faith in the management and administration of the Plan and the investment and handling of the Accounts and shall be indemnified and held harmless by the Participating Companies from and against any such personal liability including all expenses reasonably incurred in its or their defense in case the Participating Companies fail to provide such defense.

ARTICLE 11 - AMENDMENTS

11.1	Plan Amendments. This Plan may be amended at any time and from time to time by the Chief Executive Officer of the Company or resolution of the Board of Directors of the Company; however, the Chief Executive Officer of the Company may not amend the Plan in any manner which would increase the level of Participating Company contributions. The Plan, as amended, shall apply to the Participants and Participating Companies, unless a Participating Company elects to withdraw from the Plan prior to an amendment. Such power of amendment shall under no circumstances include the right to reinvest or otherwise transfer any interest in or to the Accounts, or any income therefrom, to any Participating Company; nor shall the power of amendment include the right to divest any Participant of the interest in his Accounts to which he would be entitled if he had terminated his service immediately before such amendment; provided further that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent. Neither shall such power of amendment be exercised in any way which would or could give to any Participant or Beneficiary any right or thing of exchangeable value in advance of the receipt of distributions hereunder. There shall be no merger or consolidation of part or all of the Plan with, or any transfer of part or all of its assets or liabilities to, any other plan or trust (“Other Plan”) unless, pursuant to the terms of such merger, consolidation or transfer, each Participant and Beneficiary in the Plan whose interests are so merged, consolidated or transferred into, with, or to the Other Plan would (if the Other Plan were then terminated) receive a benefit immediately after such merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if the Plan were then terminated). Notwithstanding the foregoing provisions of this section, this Plan may be amended in any manner whatsoever, with prospective or retroactive effect, for the purpose of qualifying it under, or complying with, any provision of the Code or ERISA.

ARTICLE 12 - TERMINATION OF PLAN

12.1	Termination Of Plan By Participating Company. This Plan may be terminated as to all Participating Companies on any date specified by the Company upon 10 days’ advance written notice of the termination to the Plan Administrator and the Participating Companies. This Plan may be terminated at any time as to any particular Participating Company, for the following reasons:

(a)	The Participating Company voluntarily terminates this Plan;

(b)	The final and total discontinuance of Participating Company contributions hereunder;

(c)	The legal dissolution, merger, consolidation or reorganization of the Participating Company;

(d)	The filing of a petition in bankruptcy; or

(e)	The date that Participating Company ceases to qualify as an Affiliated Company. Notwithstanding the foregoing, if any of the events described above should occur but some or all of the Participants employed by a Participating Company are transferred to another Participating Company coincident with or immediately after the occurrence of such event, the Plan as applied to those Participants will automatically continue in effect without a termination thereof.

12.2	Vesting Rights. Except as provided for in Article 9 hereof, each Participant and the Beneficiary of each deceased Participant shall be vested with all rights to any balances in his Accounts as of the date of such termination, and such balances shall be distributed to such persons within a reasonable time.

12.3	Pro Rata Distribution Of Forfeitures. Any forfeitures which shall have occurred in accordance with Section 9.1 hereof prior to the termination of this Plan but which shall not have been applied to reduce Employer Contributions hereunder shall be distributed pro rata to those Participants who were Employees of the Participating Company or Companies on the effective date of the termination of this Plan.

12.4	Partial Termination. In the event of a partial termination of this Plan, the provisions of this Article 12 shall apply to each Participant and Beneficiary of each deceased Participant affected by the partial termination.

ARTICLE 13 - MISCELLANEOUS PROVISIONS

13.1	Interpretation of Plan Provisions. This Plan is created for the exclusive benefit of Employees of the Participating Companies and their Beneficiaries. If any provision of this Plan is subject to more than one interpretation, then among those interpretations which are possible, that one shall always be given to this Plan and each and every one of its provisions which will be consistent with this Plan being a qualified plan within the meaning of Section 401 of the Code and ERISA, or as they may be amended or replaced by any sections of the federal law of like intent and purpose.

13.2	Prohibition On Reversion. Except as provided by the terms of Article 11 hereof, no funds contributed hereunder or any assets of this Plan shall ever revert to, or be used or enjoyed by, any Participating Company or any successor of any Participating Company, nor shall any such funds or assets ever be used other than for the benefit of the Participants or the Beneficiaries of such Participants.

13.3	Adoption Of Plan By Affiliated Company. Any Affiliated Company may, with the consent of the Chief Executive Officer, become a Participating Company in the Plan by filing a duly certified copy of the resolution of its Board of Directors adopting the Plan and executing and delivering such instruments and taking such other action as may be necessary to put the Plan into effect with respect to such Affiliated Company.

13.4	Alienation Of Benefits. No right or interest of any Participant of the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but in no way limited to, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant, including claims for alimony or the support of any Participant’s Spouse.

13.5	Qualified Domestic Relations Orders. Notwithstanding any other provisions of this Plan, an alternate payee under a qualified domestic relations order (“QDRO”) as determined in accordance with Section 206 of ERISA shall be entitled, within 180 days from the date the alternate payee receives written notification that the Company has made such a determination, to elect to receive any benefits to which the alternate payee is entitled payable in accordance with the distribution provisions set forth in Article 8 of this Plan in full satisfaction of any liability of the Plan to such person. The Plan may retain the Participant’s Accounts in full upon receipt of notice of a pending QDRO until the final order is submitted or eighteen months has elapsed, whichever is earlier. In the event an alternate payee receives an interest in a Participant’s Accounts pursuant to Section 206 of ERISA, the alternate payee may direct the investment of such Accounts in the same manner as any Participant, but may not borrow from the Accounts. If a QDRO specifies that an alternate payee is entitled to any portion of a Participant’s Accounts which have an outstanding loan balance, all outstanding loans shall continue to be held in the Participant’s accounts and shall not be divided between the Participant and alternate payee.

Earnings on the benefits awarded the alternate payee by the court order shall accrue between the date specified for division of the Participant’s Accounts and the date the alternate payee’s Accounts are opened, only to the extent provided in the court order. Payment of the benefits from the alternate payee’s Accounts shall be made or shall commence to be made as established by court order or if not so specified, as soon as practicable on or after the Participant’s Normal Retirement Date as of the Valuation Date that authorized distribution directions are received by the Trustee, provided, however, that an alternate payee may elect to receive a distribution at such times and on such terms as are available to a Participant. An alternate payee may make an election pursuant to Article 7 of the Plan.

13.6	Appeals. Any person claiming entitlement to benefits in an amount other than that received shall have the right after review and denial, in whole or in part, of such claim by the chief Human Resources officer of the Company to a review of such denial by the Plan Administrator. Such review shall be initiated by the written request therefore by such person filed with the Plan Administrator within 60 days after receipt by the person of the denial by the chief Human Resources officer of the Company. The written request shall state the nature of the claim, the facts in support thereof and the amount claimed, and may include a demand for a personal hearing before the Plan Administrator as well as for reasonable access to the pertinent data upon which denial of the claim by the chief Human Resources officer of the Company was based, which demands shall not be unreasonably denied. The Plan Administrator shall conduct its review of the claim within 60 days after receipt of the written request of such person and furnish, within such time, to the claimant written notice of its decision, including therein specific reasons and references to pertinent Plan provisions upon which decision is based.

13.7	Availability of Plan Document. Copies of the Plan and any amendments thereto will be on file at the principal office of each Employer where they may be examined by any Participant or any other person entitled to benefits under the Plan.

13.8	Incapacitated Persons. If any person entitled to benefits under the Plan is under a legal disability or, in the Plan Administrator’s opinion, is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the payment of such benefits to such person’s legal representative or to a relative or friend of such person for such person’s benefit, or the Plan Administrator may direct the application of such benefits for the benefit of such person in any manner which the Plan Administrator may select that is permitted by federal law and is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

13.9

Legal Rights Of Participants. None of the establishment of the Plan, any modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employers, the Plan Administrator or any Trustee except as provided herein. Under no circumstances shall the maintenance of this Plan constitute a contract of employment or shall the terms of employment of any Participant be modified or in any way affected hereby. Accordingly, participation in the Plan will not give any Participant a right to be retained in the employ of any Employer. Neither the Plan Administrator nor any Employer in any way guarantees any assets of the Plan from loss or depreciation or any payment to any person. The liability of the Plan Administrator or any Employer as to any payment or distribution of benefits under the Plan is limited to the available assets of the trust fund.

13.10	Final Judgments. In any action or proceeding regarding any Plan assets, any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. To the extent permitted by law, if a legal action is begun against the Plan Administrator, an Employer, or any Trustee by or on behalf of any person and such action results adversely to such person, or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefit, the cost of the Employers, the Plan Administrator, or the Trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the Participant or the other person concerned. Acceptance of participation in the Plan shall constitute a release of the Company, the Employers, the Plan Administrator, any Trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect to the extent permitted by applicable law. Notwithstanding any other provisions of the Plan, if the Plan Administrator is required by a final court order to distribute the benefits of a Participant other than in a manner required under the Plan, then the Plan Administrator shall cause the Participant’s benefits to be distributed in a manner consistent with such final court order. The Plan Administrator shall not be required to comply with the requirements of a final court order in any action in which the Plan Administrator, a Trustee, the Plan or the trust was not a party.

13.11	Plan Provisions Held Illegal or Invalid. If any provisions of the Plan shall be held illegal or invalid for any reason, such illegality shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

13.12	Texas Law. This Plan shall be construed and regulated and its validity and effect and the rights hereunder of all parties interested shall at all times be determined, and this Plan shall be administered, in accordance with the laws of the State of Texas, subject, however, to applicable provisions of any federal law.

13.13	Intent. The Participating Companies currently intend that this Plan, as amended from time to time, shall constitute a qualified plan under the provisions of Sections 401(a) and (k) of the Code, but such tax favorable status is not guaranteed. The Participating Companies intend that this Plan shall continue to be maintained by them for the above purposes indefinitely, subject, however, to the rights reserved to amend and terminate the Plan as set forth herein. Nothing contained in this Plan shall be construed as disqualifying any Employee of any Participating Company from any benefits under any other plan or program to which such Employee would be entitled in the absence of this Plan.

13.14	Uniformed Services Employment and Reemployment Rights Act. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Accordingly, Participants who are absent from employment due to service which is protected under the Uniformed Services Employment and Reemployment Rights Act and who are reemployed may make Deferred Contributions, and the Employers will make Employer Contributions on behalf of such Participants in accordance with such section of the Code,

13.15	Application of Compensation Limitation. In the event the Compensation of a Participant for a Plan Year would exceed the maximum limitation on Compensation set forth in Section 2.7, the Compensation which will be taken into account under the Plan with respect to each payment of Compensation during such year shall be (i) first, an amount equal to seven times any Deferred Contributions made with respect to each payment of Compensation, to the extent of such Compensation, and (ii) next, with respect to each portion of any payment of Compensation which exceeds the amounts taken into account under (i) above, the full amount of such excess commencing with the first such payment in such year until the total amount taken into account for the Plan Year equals the maximum limitation amount for such year.

13.16	Telephonic and Electronic Transmissions Treated as Signed Writings. To the extent any election, direction, response, consent, designation or other action of a Participant, Beneficiary or other person under the Plan is permitted to be made by telephonic voice response or other telephonic or electronic transmission, such action by or on behalf of the Participant, Beneficiary or other person shall be considered an action by writing signed by the Participant, Beneficiary or other person for all purposes of the Plan.

ARTICLE 14 - TOP HEAVY RULES

14.1	Top-Heavy Rules. The top-heavy requirements of Section 416 of the Code and Article 14 of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met. If the Plan is or ever becomes “top-heavy” as determined under Section 14.2, the following special rules shall apply.

(a)	If the Plan is top-heavy for a Plan Year, each Participant who is an employee on the last day of the Plan Year shall receive an allocation of Employer Contributions and forfeitures equal to the product of

(1)	the Participant’s compensation while an active Participant during the Plan Year, and

(2)	the lesser of 3% or the ratio of Employer Contributions plus Deferred Contributions to compensation with respect to the key employee (as defined in Section 14.3) whose ratio is highest for the year.

For purposes of this section, including the determination of a Participant’s allocation of Employer Contributions under Section 4.7 if this section applies, compensation shall mean the amount specified in Treasury Regulation Section 1.415-2(d)(2), excluding the amounts specified in Treasury Regulation Section 1.415-2(d)(3), but including any Deferred Contributions and any amount which is contributed by the Employer and which is not includible in the gross income of the Employee by reason of Section 125 or 132(f)(4) of the Code, provided, however, that compensation in excess of $150,000 ($200,000, effective January 1, 2002) shall be disregarded. The $150,000 limitation (or the $200,000 limitation) is subject to cost-of-living adjustments made by the Secretary of the Treasury or his delegate.

All non-key employees who are Participants in the Plan and who have not separated from service by the end of the Plan Year shall receive an allocation pursuant to this section.

A non-key employee who is a Participant shall not fail to receive an allocation pursuant to this subsection because he fails to elect Deferred Contributions or Employee Contributions for the year.

Notwithstanding any other provisions of the Plan, a non-key employee shall not forfeit any allocations made pursuant to this section because of a withdrawal of Deferred Contributions or Participant Contributions.

If a Participant also participates in a defined benefit plan maintained by the Employer or an Affiliated Company which is top-heavy, the minimum allocation percentage specified in this section shall be increased to 5% of compensation.

This sentence shall not apply to the extent that the Participant participates in any other plan or plans of the Employer or an Affiliated Company which provide that the defined benefit minimum allocation or benefit applicable to top-heavy plans will be provided by such other plan or plans.

(b)	All Employer-provided benefits shall become fully vested upon completion of three years of Vesting Service. For purposes of determining an Employee’s years of Vesting Service with the Employer, any service with the Employer shall be disregarded to the extent that such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no key Employee or former key Employee.

(c)	Notwithstanding any provision in the Plan to the contrary, distributions to a key employee must commence no later than April 1 of the Plan Year following the Plan Year in which he attains age 70 1/2.

14.2	Definition Of Top-Heavy. This Plan is “top heavy” for a Plan Year, if, as of the last day of the preceding Plan Year, the amount credited to the Accounts of Key Employees (as defined in Section 14.3) exceeds 60% of the amount credited to the Accounts of all Participants (except former key Employees). If any individual has not performed services for the Employer maintaining the Plan at any time during the 1-year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account. Notwithstanding the foregoing, the Plan shall be top heavy if, as of the determination date described above, it is included in an “aggregation group” which is a “top heavy group,” as those terms are defined in Section 416(g)(2) of the Code. For purposes of this section, the term “aggregation group” means each plan of an Affiliated Company in which a key employee is a participant, and each other plan of an Affiliated Company which enables any plan of an Affiliated Company in which a key employee is a participant to meet the requirements of Sections 401(a)(4) or 410 of the Code. The Company may treat any plan not required to be included in an aggregation group under the preceding sentence as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account. For purposes of determining whether this Plan is top heavy, the aggregate distributions (without interest thereon) made under the Plan to a Participant during the 1-year period ending on the determination date shall be taken into account if the Participant’s account or benefit is otherwise taken in account in determining whether the Plan is top heavy. In the case of any distribution made for a reason other than separation from service, death, or disability, the preceding sentence shall be applied by substituting “5-year period” for “1-year period.”

14.3	Key Employees. A Participant shall be a “key Employee” if, during the Plan Year in question, he is:

(1)	an officer of the Employer having an annual compensation greater than $130,000, as adjusted for cost-of-living changes by the Secretary of the Treasury or his delegate, (but no more than fifty Employees or, if less, the greater of three Employees or ten percent of all Employees) shall be taken into account, as specified by the Plan Administrator;

(2)	a five percent owner of the Employer; or

(3)	a one percent or more owner of the Employer having an annual compensation from the Employer of more than $150,000.

ARTICLE 15 - LOANS

15.1	Loan Applications. A Participant may borrow from the Plan, subject to the following provisions of this Article 15 and to such additional standards as the Plan Administrator may adopt, by making prior application to the Plan Administrator. A Participant seeking a loan hereunder must submit a application (hereinafter referred to as the “completed application”) which shall (i) specify the terms pursuant to which the loan is requested to be made, including the requested effective date, (ii) authorize the repayment of the loan through payroll deductions, (iii) provide such information and documentation as the Plan Administrator shall require, (iv) include a promissory note, duly executed by the Participant, granting a security interest in his or her entire interest in the Plan to secure the loan, (v) consent to a distribution for tax purposes equal to the amount of loan principal and interest then owing in the event of a default in the repayment of the loan, and (vi) authorize the payment from his Accounts of reasonable loan processing fees.

15.2	Loan Requirements. Any loan to a Participant shall be subject to the following requirements:

(a)	The loan when combined with all other Plan loans outstanding may not exceed the lesser of (i) $50,000 or (ii) 50 percent of the value of the Participant’s vested interest in his Accounts, including the vested portion of the Employer Contributions Account. For purposes of this Section 15.2, the value of a Participant’s vested interest shall be determined as of the last Valuation Date with respect to which such interest or balance has been calculated at the time that the loan application is submitted. The maximum loan amount of $50,000 otherwise available to a Participant is reduced by the excess, if any, of the highest outstanding balance of Plan loans to the Participant during the one-year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date when the loan is made.

(b)	The loan must be at least $1,000.

(c)	The loan shall provide for a fixed rate of interest for the entire term of the loan. The applicable interest rate for Plan loans shall be the current estimated blended fixed interest rate for Fixed Investment Fund or the Prime Rate published in the Wall Street Journal at the beginning of the current calendar quarter plus 1%, whichever is higher, provided that the Plan Administrator may in its discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

(d)	The loan may be for any term of months not to exceed 60 months.

(e)	Notwithstanding the 60 month limit in Section 15.2(d), any loan used to acquire or construct any dwelling unit which, within a reasonable time, is to be used as the principal residence of the Participant may be for any term of months not to exceed 180 months.

(f)	The term of any loan shall not extend beyond the date on which the Participant attains age 70.

(g)	The Plan Administrator shall establish standards in accordance with ERISA and the Code and such rules as it deems necessary which shall be uniformly applicable to all Participants similarly situated and shall govern the Plan Administrator’s approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with this section and such standards adopted by the Plan Administrator in accordance with Section 15.4. Such standards may prescribe minimum repayment periods, a maximum and minimum loan amount (within the limitations specified above) and other relevant factors.

(h)	No Participant shall have more than two Plan loans outstanding at any time, and no more than one loan may be taken in a calendar month,

(i)	Except as otherwise provided by the Plan Administrator, a Participant may not take a loan in the same month in which a withdrawal request is submitted or a distribution made.

(j)	Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.3	Repayment Of Plan Loans. A Promissory Note shall be required for a loan as set forth below.

(a)	Each loan shall be evidenced by a promissory note executed by the Participant and payable to the Trustee, due and payable in full not later than the earliest of (i) a fixed maturity date meeting the requirements of Section 15.2(d) or (e) above; (ii) the Participant’s death; or (iii) the time which the Participant ceases to be an Employee.

(b)	The promissory note shall provide for the payment of equal monthly installments of principal and interest on the unpaid balance of principal at the fixed annual rate set forth in Section 15.2(c) on the date the note is executed. The note shall further provide that the monthly payments shall be through payroll deductions each pay period.

(c)	The promissory note shall evidence such additional terms as are required by this Section 15.2 or by the Plan Administrator.

15.4	Loan Application Approval. The Plan Administrator or its delegate shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Participant of such approval or disapproval.

15.5	Borrowing Sequence. A Participant shall first borrow from his available Participant Contributions Account. If the Participant’s Participant Contributions Account is not sufficient to fund the loan, the Participant shall next borrow from his Trustee Transfer Account (if any), his Rollover Account (if any), his Vested Employer Contributions Earnings Account, his vested Employer Contributions Account, his Deferred Contributions Account and his Catch-up Contributions Account (if any). The loan shall come from each of the Accounts in the order stated above until each Account is withdrawn before proceeding to the next Account, except to the extent that market fluctuations cause residual balances to remain in an Account after its depletion. A Participant may borrow from any Fund or pro rata across all funds.

15.6	Funding Of Loans. Each loan shall be made only from the Accounts of the borrowing Participant and shall be treated as an investment of the Participant’s Accounts from which the Participant’s loan was funded.

15.7	Loan Repayments. Each loan to a Participant shall be repaid in level monthly amounts over a period meeting the requirements of Section 15.2 hereof. The monthly installments must be paid through automatic semi-monthly payroll deductions, except as provided by the Plan Administrator. Loans may be repaid at any time; provided that partial prepayments may not be made. All loan repayments made through payroll deductions shall be transmitted by the Participating Company to the Trustee as soon as practicable after such amounts are withheld. Each loan repayment of principal and interest will be allocated to the Participant’s Accounts based upon elections made pursuant to Article 5. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

15.8	Loan Security. The repayment of any loan under the Plan shall be secured by 50% of the Participant’s entire interest in the Plan.

15.9	Repayment While On Leave Of Absence Or While Disabled. If a Participant with an outstanding loan takes an authorized leave of absence or incurs a temporary disability so that regular installment payments cannot be made by means of payroll deductions, the Participant will be required to make regular monthly payments of principal and interest at the time and place established by the Plan Administrator.

15.10

Default. If at any time prior to the full repayment of a loan to a Participant under the Plan, the Participant should cease to be a Participant by reason of his or her retirement, death, severance from employment or the Plan should terminate, or any event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed by the Participant on the loan shall be due and payable in full immediately without notice or demand. If the Participant does not repay the full amount of the unpaid balance within the time established by the Plan Administrator, which shall not extend beyond the end of the calendar quarter following the calendar quarter when the required loan repayment was due, a taxable deemed distribution shall occur at the end of such time in an amount equal to the entire outstanding balance of the loan and interest accrued. Thereafter, interest will accrue on the loan and will accumulate until the Participant receives a distribution from the Plan which is at least equal to current value of the loan, including accrued interest.

The note plus accrued interest will remain an investment in the Accounts of the Participant until the full amount due has been offset against distributions as hereinafter described, and will be treated as outstanding for the purpose of determining the Participant’s eligibility for another loan under the Plan; however, after a deemed distribution with respect to a plan loan, no additional deemed distributions of accrued interest will occur. On the date on which a Participant (or, in the case of death, a Beneficiary) receives a distribution of his Accounts pursuant to this Plan, that portion of the outstanding principal and accrued interest on any unpaid loan shall be offset against such distribution from the Participant’s Accounts to the extent of the lesser of (a) the amount of such outstanding principal and interest or (b) the amount of such distribution.

15.11	Former Participants. For purposes of this Article 15, the term “Participant” shall include a former Participant who remains an employee of the Company or an Affiliated Company.

15.12	General Requirements. Notwithstanding anything to the contrary contained herein, each loan shall be made only in accordance with the regulations and rulings of the Internal Revenue Service and other applicable state or federal laws. The Plan Administrator shall act in its sole discretion to ascertain whether the requirement of such laws, regulations, and rulings have been met.

ARTICLE 16 - ROLLOVERS

16.1	Rollovers. The Plan Administrator is authorized to accept a Rollover Contribution from an Employee in cash, even if he or she is not yet a Participant. The Employee shall furnish satisfactory evidence that the amount is eligible for rollover treatment. A Rollover Contribution must be paid to the Plan Administrator in cash within sixty (60) days after the date received by the Employee from a qualified plan. Such amounts shall be posted to the Employee’s Rollover Account by the Plan Administrator as of the date received by the Plan Administrator.

If it is later determined that an amount transferred pursuant to the above paragraph did not in fact qualify as a Rollover Contribution, the balance credited to the Employee’s Rollover Account shall immediately be (1) segregated from all other Plan assets, (2) treated as a non-qualified trust established by and for the benefit of the Employee, and (3) distributed to the Employee. Any such nonqualifying rollover shall be deemed never to have been a part of the Plan.

16.2	Trustee Transfers From Other Qualified Plans. The Plan may receive assets in cash or in kind that from another qualified plan. The Trustee may refuse the receipt of any transfer if;

(a)	the Plan Administrator finds the in-kind assets unacceptable,

(b)	instructions for posting amounts to Participants’ Accounts are incomplete,

(c)	any amounts are not exempted by Section 401(a)(11)(B) of the Code from the annuity requirements of Section 417 of the Code, or

(d)	any amounts include benefits protected by Section 411(d)(6) of the Code which would not be preserved under applicable Plan provisions.

(e)	to the extent it includes amounts that would not be includible in the gross income of the Participant.

Such amounts shall be posted to the appropriate Accounts of Participants as of the date received by the Plan Administrator.

16.3	Trustee Transfer To Other Qualified Plans. With respect to any payment hereunder which constitutes an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), a Participant (or Beneficiary) may direct the Plan Administrator to have such payment paid in the form of a single Trustee Transfer, provided the Plan Administrator receives written notice of such direction with specific instructions as to the eligible retirement plan as defined in Section 401(a)(31)(D) of the Code to which the Trustee Transfer is to be made on or prior to the applicable notice date for payment.

16.4	Definitions. For purposes of this Article, the following terms shall apply:

“Rollover Contributions” means an eligible rollover distribution as described in Section 402(c) of the Code (or its predecessor) but shall not include an amount from a plan described in Sections 403(b), 408(a), 408(b), or 457(b) of the Code.

“Trustee Transfer” means (a) a transfer to the Trustee of an amount of an eligible rollover distribution as described in Section 402(c) of the Code (or its predecessor) by the trustee of a retirement plan qualified for tax-favored treatment under Section 401(a) of the Code or by the trustee of a trust forming part of such a plan, which plan provides for such transfer but shall not include an amount from a plan described in Sections 403(b), 408(a), 408(b), or 457(b) of the Code; or (b) a transfer from the Trust of an amount of an eligible rollover distribution as described in Section 402(c) of the Code for the benefit of a Participant to the custodian of an eligible retirement plan within the meaning of Section 402(c)(8)(B) of the Code, provided such plan provides for the receipt of such transfers.

SUPPLEMENT A

TO

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

A-1 Purpose. The purpose of this Supplement A is (i) to identify the collective bargaining agreements which provide for participation in the Plan of eligible Employees covered thereunder, (ii) to incorporate as a part of the Plan the provisions of such collective bargaining agreements which provide for Employer Contributions to the Plan or modify the Compensation, Deferred Contributions, Participant Contributions, eligibility, service, vesting or other provisions of the Plan applicable to eligible Employees covered under such collective bargaining agreements, and (iii) to set forth a schedule of the eligibility, vesting, benefit and certain other major substantive provisions applicable to Employees covered by each collective bargaining agreement. Except where the context indicates to the contrary, terms used and defined in the Plan shall have the same respective meanings for purposes of this Supplement.

A-2 Eligible Employees. Represented employees covered by collective bargaining agreements between the Affiliated Companies and the following collective bargaining representatives are eligible Employees for purposes of the Plan:

Effective Date
1. The International Brotherhood of Locomotive Engineers (former Atchison, Topeka and Santa Fe)	1/1/90

2. The International Brotherhood of Locomotive Engineers (former Burlington Northern)	1/1/94

3. The United Transportation Union (former Atchison, Topeka and Santa Fe)	1/1/98

4. The United Transportation Union (former Burlington Northern)	1/1/94

5. American Train Dispatchers Department/International Brotherhood of Locomotive Engineers (former Burlington Northern)	1/1/98

6. Brotherhood of Railroad Carmen (former Atchison, Topeka and Santa Fe)	1/1/97

7. Brotherhood of Railroad Carmen (former Burlington Northern)	1/1/94

8. The Brotherhood of Railroad Signalmen (former Atchison, Topeka and Santa Fe)	1/1/97

9. The Brotherhood of Railroad Signalmen (former Burlington Northern)	1/1/94

10. The Brotherhood of Maintenance of Way Employees (former Atchison, Topeka and Santa Fe)	1/1/95

11. The Brotherhood of Maintenance of Way Employees (former Burlington Northern)	1/1/94

12. International Association of Machinists and Aerospace Workers (former Atchison, Topeka and Santa Fe)	1/1/98

13. International Association of Machinists and Aerospace Workers (former Burlington Northern)	1/1/94

14. International Brotherhood of Boilermakers (former Atchison, Topeka and Santa Fe)	1/1/98

15. International Brotherhood of Boilermakers (former Burlington Northern)	1/1/94

16. International Brotherhood of Electrical Workers (former Atchison, Topeka and Santa Fe)	1/1/98

17. International Brotherhood of Electrical Workers (former Burlington Northern)	1/1/94

18. National Conference of Firemen and Oilers (former Atchison, Topeka and Santa Fe)	1/1/97

19. National Conference of Firemen and Oilers (former Burlington Northern)	1/1/94

20. Sheet Metal Workers International Association (former Atchison, Topeka and Santa Fe)	1/1/98

21. Sheet Metal Workers International Association (former Burlington Northern)	1/1/94

22. Transportation-Communications Union (former Atchison, Topeka and Santa Fe)	1/1/97

23. Brotherhood of Maintenance of Way Employees (Los Angeles Junction)	6/1/99

24. Transportation-Communications Union (Los Angeles Junction)	1/1/98

25. The United Transportation Union (Los Angeles Junction)	6/1/99

A-3 Employer Contributions. No Employer Contributions are provided under the Plan except as provided in applicable collective bargaining agreements. As of the Effective Date, for Employees in the bargaining units formerly covered by collective bargaining agreements between The Atchison, Topeka and Santa Fe Railway Company and the Brotherhood of Locomotive Engineers and Brotherhood of Maintenance of Way Employees unions, and as of January 1, 1998, for Employees in the bargaining units formerly covered by collective bargaining agreements between Burlington Northern Railroad and American Train Dispatchers Department/BLE, Employer Contributions shall be made for each Plan Year on behalf of Participants in an amount equal to 25% of the first 4% of Compensation Deferred Contributions made by such Participants for such Plan Year, in accordance with the applicable provisions of the applicable collective bargaining agreements attached as Appendix A-1 hereto and incorporated herein by reference.

A-4 Special Provisions. As of the Effective Date, the Compensation, Deferred Contributions, Participant Contributions, eligibility, service, vesting and other provisions of the Plan are not modified by applicable collective bargaining agreements, except as follows.

For Employees formerly in the bargaining units covered by collective bargaining agreements between Burlington Northern Railroad and the Transportation-Communications Union, the contribution limitation referred to in Section 4.2 shall be 25 percent of a Participant’s Compensation (rather than 15 percent).

Effective July 1, 1998, for Employees in the bargaining units formerly covered by collective bargaining agreements between The Atchison, Topeka and Santa Fe Railway Company and the Transportation-Communications Union, the contribution limitation referred to in Section 4.2 shall be 25 percent of a Participant’s Compensation (rather than 15 percent).

Compensation shall include retroactive wage payments under the Arbitrated Agreement between the Company and the Transportation Communications International Union in Case No. A-13073, dated and effective as of January 23, 2003, and the Arbitrated Agreement between the Company and the Brotherhood of Railway Carmen - Division of the Transportation Communications International Union in Case Number A-13072, dated and effective as of January 23, 2003 (net of any amounts which are, pursuant to the terms of such agreements, offset against such retroactive wage payments).

SUPPLEMENT B

TO

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

B-1 Purpose, Use of Terms. The purpose of this Supplement B is to set forth the special distribution restrictions which apply to any amounts (and earnings thereon) which were accrued under any predecessor plans which are subject to the provisions of Section 401(a)(11) of the Code or which are transferred to the Plan in accordance with the provisions of Section 4.10 or Section 16.2 of the Plan from any defined benefit plan, any defined contribution plan which is subject to the minimum funding standards of Section 412 of the Code, or any other defined contribution plan subject to Section 401(a)(11) of the Code, and which remain subject to Section 401(a)(11) of the Code. Except where the context indicates to the contrary, terms used and defined in the Plan shall have the same respective meanings for purposes of this Supplement.

B-2 Distribution Restrictions. Notwithstanding any other provisions of this Plan, any benefits which were accrued under any predecessor plans which are subject to the provisions of Section 401(a)(11) of the Code or which are transferred to this Plan in accordance with the provisions of Section 4.10 or Section 16.2 of the Plan from any defined benefit plan, any defined contribution plan which is subject to the minimum funding standards of Section 412 of the Code, or any other defined contribution plan subject to Section 401(a)(11) of the Code, and which remain subject to Section 401(a)(11) of the Code (referred to as “account balances” herein), shall be distributed as follows:

(a)	If the Participant is married on the Participant’s annuity starting date and the Participant retires under the Plan, such Participant’s account balances shall be applied for the purchase of a qualified joint and survivor annuity, unless the Participant has elected to waive the qualified joint and survivor annuity form of benefit during the applicable election period or during such other period as the Plan Administrator in its discretion may permit. The term “qualified joint and survivor annuity” means an annuity payable for the life of a Participant with a survivor annuity payable for the life of the Participant’s spouse which is not less than 50 percent of the amount of the annuity payable during the joint life of the Participant and the Participant’s spouse which may be purchased with the Participant’s account balances. Such qualified joint and survivor annuity shall provide that payments thereunder shall commence immediately, at the election of the Participant, and shall be at least as valuable as any other form of payment available to the Participant under the Plan.

(b)

If the Participant dies before the Participant’s annuity starting date and if the Participant has a surviving spouse, a qualified preretirement survivor annuity will be provided to the surviving spouse of such Participant unless such spouse consents or elects otherwise. The term “qualified preretirement survivor annuity” means an annuity for the life of the surviving spouse which is purchased with 50 percent of the account balances of the Participant as of the Participant’s date of death. The first such annuity payment to the surviving spouse shall not be later than the month in which the Participant would have attained age 55 years. The

Participant may elect to waive the qualified preretirement survivor annuity during the applicable election period or during such other period as the Plan Administrator in its discretion may permit. For purposes hereof, a Participant’s “surviving spouse” shall be the spouse of the Participant, if any, to whom the Participant was married throughout the one year period ending on the date of the Participant’s death. In the event that a Participant’s surviving spouse is entitled to a qualified preretirement survivor annuity hereunder, the amount of the Participant’s account balances which are not applied to the purchase of the qualified preretirement survivor annuity shall be distributed in accordance with Article 8 of the Plan. Notwithstanding the foregoing, the Participant’s surviving spouse may at any time consent to have all of the Participant’s benefits paid in accordance with the Participant’s election filed under Article 8.

(c)	The Plan Administrator shall provide each Participant within a reasonable period of time before the Participant’s annuity starting date and, at least once during the three Plan Years commencing with the Plan Year in which the Participant attains age 32 years, a written explanation of (i) the terms and conditions of the qualified joint and survivor annuity and the qualified preretirement survivor annuity, (ii) the Participant’s right to make an election to waive each such annuity form of benefit payments and the effect of such election, (iii) the Participant’s right to revoke an election to waive such annuity forms of benefit payments and the effect of such revocation, and (iv) the rights of the Participant’s spouse under this section.

(d)	For purposes of (a) above, the “applicable election period” means the 90 day period ending on the annuity starting date. For purposes of (b) above, the term “applicable election period” means the period which begins on the first day of the Plan Year in which the Participant attains age 35 years and ends on the date of the Participant’s death; provided that in the case of a Participant who has terminated employment with the Affiliated Companies, the applicable election period shall not begin later than the date of the Participant’s termination of employment.

(e)	The Participant’s election to waive the qualified joint and survivor annuity or the qualified preretirement survivor annuity shall not take effect unless (i) the spouse of the Participant consents in writing to such election, the spouse’s consent acknowledges the effect of such election and such consent is witnessed by a Plan representative or a notary public, or (ii) it is established to the satisfaction of the Plan Administrator that a required consent may not be obtained because the Participant is not married, because the spouse cannot be located, or because such other circumstances of the Secretary of the Treasury may by regulations prescribe. Any consent by a spouse required under the preceding sentence shall be effective only with respect to such spouse. The Participant may revoke any election to waive the qualified form of benefits at any time during the applicable election period or during such other period as the Plan Administrator may permit. If the Participant has filed an election meeting the requirements hereof or if it is determined to the satisfaction of the Plan Administrator that a Participant has no spouse, then the Plan Administrator shall distribute the Participant’s account balances under the terms of Article 8 of the Plan.

(f)	For purposes hereof, the term annuity starting date means the first day of the first period for which an amount is received under this Plan as an annuity.

(g)	If the amount which is to be applied for the purchase of an annuity hereunder is not in excess of $5,000 (but $3,500 prior to 1998), then the Plan Administrator may pay the Participant or the Participant’s surviving spouse such amount in the form of a single sum distribution, in lieu of paying such benefits in the form of an annuity.

Eighth Amendment of

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

WHEREAS, THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY (the “Company”) maintains The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan, as amended and restated effective January 1, 1998 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to make certain technical changes;

NOW THEREFORE, the Plan is amended in the following particulars effective as of April 1, 2004, unless other wise specified.

1. Section 4.2 is amended by substituting the words “25 percent” for the words “15 percent” in the first sentence thereof.

2. Section 8.2 is amended by the insertion of the following sentence after the fourth sentence thereof.

Original paper designations may be disposed of at any time after they are transferred to an electronic recordkeeping system that complies with the requirements of ERISA.

3. The first sentence of the first paragraph of Section 13.5 is amended to read as follows.

Notwithstanding any other provisions of this Plan, an alternate payee under a qualified domestic relations order (“QDRO”) as determined in accordance with Section 206 of ERISA shall be entitled to elect to receive any benefits to which the alternate payee is entitled payable in accordance with the distribution provisions set forth in Article 8 of this Plan in full satisfaction of any liability of the Plan to such person.

4. The following sentence is added at the end of Section 13.5.

The Plan shall deduct a fee, as may be established by the Plan Administrator, from a Participant’s Accounts for the reasonable expenses of determining the qualified status of domestic relations orders and administering QDROs.

5. The second sentence of Section 15.2(c) is amended to read as follows.

The applicable interest rate for Plan loans shall be the Prime Rate at the beginning of the current calendar quarter as received from Reuters plus 1%, provided that the Plan Administrator may in its discretion establish a different method of establishing the interest rate consistent with the provisions of Section 4975(d)(1) of the Code and other applicable legal requirements.

6. Subsection 15.2(f) is deleted, and subsections (g) through (j) are renumbered as subsections (f) through (i), respectively.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of March, 2004.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

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Ninth Amendment of

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

WHEREAS, THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY (the “Company”) maintains The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan, as amended and restated effective January 1, 1998 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to update the procedures to be followed in the case of missing participants or beneficiaries;

NOW THEREFORE, the Plan is amended in the following particulars effective as of January 1, 2005, unless otherwise specified.

Section 8.3 is amended to read as follows.

8.3	Missing Participant or Beneficiary. If benefits remain to be paid to a Participant or a Beneficiary at a time when the Plan Administrator is unable to locate the Participant or Beneficiary, the Plan Administrator shall use reasonable efforts to locate the Participant or Beneficiary. After unsuccessful attempts have been made by the Plan Administrator to locate the Participant or Beneficiary, the unclaimed benefits under the Plan will be forfeited, provided that such benefits shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of July, 2004.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

Tenth Amendment of

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

WHEREAS, THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY (the “Company”) maintains The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan, as amended and restated effective January 1, 1998 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to add a provision with regard to sick leave deposits;

NOW THEREFORE, the Plan is amended in the following particulars effective as of January 1, 2005, unless otherwise specified.

A new paragraph is inserted at the end of Section A-4 of Supplement A to read as follows.

Effective as of January 1, 2005, an active Participant in the bargaining units covered by the collective bargaining agreements between the former Atchison, Topeka and Santa Fe Railway Company and the Los Angeles Junction Railway Company and the Transportation-Communications Union or in the bargaining units covered by the collective bargaining agreement between the former Burlington Northern Railroad and the Transportation-Communications Union may elect to have his Employer make a Sick Leave Contribution to the Plan in lieu of his sick leave buy-back days. Each Participant may elect to have his Employer make such Sick Leave Contribution in an amount up to the maximum amount available for him as specified by such collective bargaining agreement. Any such Sick leave Contribution shall be made by the Participating Employer, and such Sick leave Contribution shall constitute a Deferred Contribution pursuant to Section 2.13 as if made pursuant to an election pursuant to Section 4.2(a).

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of November, 2004.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

Eleventh Amendment of

THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY

NON-SALARIED EMPLOYEES 401(k) RETIREMENT PLAN

WHEREAS, BNSF RAILWAY COMPANY (the “Company”) maintains The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan, as amended and restated effective January 1, 1998 (the “Plan”); and

WHEREAS, pursuant to Section 11.1 of the Plan, the Chief Executive Officer of the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan now is considered desirable to amend the Plan to change the name of the plan and references to the Company within the Plan to reflect the change in the name of the Company and to modify the mandatory cash-out provision in response to the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent IRS regulations;

NOW THEREFORE, the Plan is amended in the following particulars effective as of January 20, 2005, unless otherwise specified.

1. The name of the Plan is changed to BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan, and Section 2.32 is revised to read as follows:

2.32	“Plan” shall mean BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan set forth in and by this document and all subsequent amendments thereto.

2. References to The Burlington Northern and Santa Fe Railway Company in Sections 1.1 and 2.10 are changed to read “BNSF Railway Company.”

3. The sixth paragraph of Section 8.1 is revised to read as follows, effective as of March 28, 2005.

Notwithstanding the foregoing provisions of this section, if, following the termination of a Participant’s employment with any and all Participating Companies the value of the Participant’s Accounts does not exceed $5,000, the payment of the Participant’s benefits shall occur as soon as practicable as of the Valuation Date that authorized distribution directions are received by the Trustee. The payment of a Participant’s benefits may be in the form of a Trustee Transfer to another qualified plan pursuant to Article 16. In the absence of a timely election by a Participant, the payment of a Participant’s benefits shall be in a lump sum in cash. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this paragraph, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a Trustee Transfer pursuant to Section 16.4 or to receive the distribution directly in accordance with the preceding sentence of this paragraph, then the Plan Administrator will pay the distribution in a Trustee Transfer to an individual retirement plan designated by the Plan Administrator.

The Plan shall otherwise remain in full force and effect. The Plan shall be restated as of the date of adoption of this Amendment to incorporate this and all prior amendments.

Executed this      day of March, 2005.

/s/ Matthew K. Rose
Matthew K. Rose
Chairman, President and Chief Executive Officer

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